----------------------------------------------------
As filed with the Securities and Exchange Commission
on May 3, 2002
Registration Statement No. 333-72198
----------------------------------------------------

      U. S. SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

           AMENDMENT NO. 2 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                     1933

                  REED'S, INC.
(Exact name of registrant as specified in its charter)

                   Delaware
         (State or other jurisdiction
          of incorporation or organization)

                     2086
(Primary Standard Industrial Classification Code
                    Number)

                  95-4348325
       (IRS Employer Identification No.)

          13000 South Spring Street,
         Los Angeles, California 90061
          Telephone: (310) 217-9400
       (Address and telephone number
        of principal executive offices)

          13000 South Spring Street,
         Los Angeles, California 90061
     (Address of principal place of business
       or intended principal place of business)

              Christopher J. Reed
                  Reed's, Inc.
          13000 South Spring Street,
         Los Angeles, California 90061
          Telephone: (310) 217-9400
        (Name, address and telephone
           number of agent for service)

         Copies of all communications to:

             Edward T. Swanson, Esq.
            1135 17th Street, Suite E,
          Santa Monica, California 90403
                 (310) 283-1035

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities
Act of 1933 registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

CALCULATION OF REGISTRATION FEE
---------------------------------

Title of each class of             Common stock,
securities to be registered        $.0001 par value

Proposed maximum
aggregate offering price (1)       $18,000,000.00

Amount of registration fee (1)          $4,500.00 (2)

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND
MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL
THE REGISTRATION STATEMENT FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS
IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE
NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY
JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED May 3, 2002

[logo]

REED'S, INC.

Offering of 3,000,000 common shares
of Reed's, Inc. at $6.00 / share.
-----------------------------------------

We develop, market and distribute gourmet natural non-alcoholic beverages, as well as candy, ice cream and cookies.

We are offering 3,000,000 shares of our common stock.
No public market currently exists for our shares.  The

The shares are offered on a best efforts basis through Blue Bay Capital, Ltd., a member of the National Association of Securities Dealers, Inc., for a equal to 10% (before expenses) of all sales through Blue Bay In addition, Blue Bay will receive a non-accountable expense allowance equal to 0.5% of all sales through Blue Bay. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.

             Per Share   If       If         If
                       300,000  1,500,000  3,000,000
                        shares   shares     shares
                       are sold are sold   are sold

Proceeds to
the Company   $6.00 $1,800,000 $9,000,000 $18,000,000

Selling Agent
Commission    $0.60 $  180,000 $  900,000 $ 1,800,000
Proceeds to
the Company
before estimated
expenses of
the offering  $5.40 $1,620,000 $8,100,000 $16,200,000

Proceeds to
the Company
after estimated
expenses of
the offering  $5.23 $1,511,000 $7,905,000 $15,910,000

There is no minimum offering amount. Offering proceeds will not be placed in escrow. Upon receipt, offering proceeds will be deposited into the operating account of Reed's and used to conduct the business affairs of Reed's. The offering will terminate nine months after the effective date of this prospectus unless terminated sooner by us.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Selling Agent for this Offering is Blue Bay
Capital, Ltd.

The date of this prospectus is _____________

TABLE OF CONTENTS

Section                            Page #
---------------------------------------------
Prospectus Summary.........................3
Risk Factors...............................5
Forward Looking Statements................10
Use Of Proceeds...........................10
Dividend Policy...........................11
Capitalization............................12
Dilution..................................13
Management's Discussion And Analysis
Of Financial Condition And Results Of
Operations................................14
Business..................................16
Management................................29
Certain Transactions......................32
Principal Shareholders....................33
Description Of Securities.................34
Shares Available For Future Resale........35
Plan of Distribution......................36
Legal Matters.............................37
Experts...................................37
Additional Information....................37
Index To Financial Statements.............38

Appendix A. Subscription Agreement

PROSPECTUS SUMMARY

This summary highlights information found in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section titled
"Risk Factors." This prospectus describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

About Our Company

Reed's, Inc. is a Delaware corporation with its main offices in Los Angeles, California. We changed our name to "Reed's, Inc." from "Original Beverage
Corporation" and our state of incorporation from Florida to Delaware in October of 2001. We began operations in June of 1987 as a sole proprietorship founded by Christopher J. Reed.

We are primarily in the business of manufacturing and marketing gourmet natural non-alcoholic beverages, as well as candy, ice cream and cookies. We currently offer 19 beverages, including six varieties of Reed's
Ginger Brews, Virgil's Root Beer, two varieties of
China Cola, six varieties of Malibu Teaz and four varieties of Reed's Ginger Juice Brews. However, we consider our core business to be ginger products rather than strictly beverages. Our more recent products include Reed's Crystallized Ginger Candy,
Reed's Crystallized Ginger Baking Bits, Reed's Ginger
Candy Chews, Reed's Original Ginger Ice Cream, Reed's
Chocolate Ginger Ice Cream, and Reed's Green Tea
Ginger Ice Cream. We expect to be launching our Reed's Ginger Cookie line during 2002. We sell our products primarily in upscale gourmet and natural food stores in the United States and Canada. Most of our products are sold in the natural food industry.

The Offering

Common Stock being offered...........3,000,000 shares
Offering Price.......................$6.00 per share
Common stock outstanding:
Prior to this offering............... 4,720,591 shares
After this offering:
if 300,000 shares are sold............5,020,591 shares
if 1,500,000 shares are sold..........6,220,591 shares
if all shares offered hereby are sold.7,720,591 shares

Use of proceeds

We plan to use the first $520,000 of net proceeds to repay outstanding debt, and any balance for hiring additional sales representatives, new product launches, retail slotting, brand advertising, and placing coolers and vending machines, with the amount of proceeds depending on the number of shares sold.
If at least 1,500,000 shares are sold, we also intend to use a portion of the proceeds to construct an east coast production facility and for working capital.

Summary Financial Information


                            Years Ended December 31,
                               2001          2000
                           ----------     ----------
Statements of Income Data:
     Sales                 $6,188,221     $5,728,153
     Gross profit           1,277,013      1,164,673
     Selling, general and
      administrative
      expenses              1,595,518      1,614,830
     Loss from operations    (318,505)      (450,157)
     Loss before income
      taxes                  (521,456)      (483,813)
     Provision for income
      taxes (benefit)         (13,200)       (40,310)
     Net loss                (508,256)      (443,503)
     Loss per share             (0.11)         (0.11)
     Weighted average shares
      used to compute
      loss per share        4,702,208      4,010,904


                                  December 31, 2001
                                  -----------------
Balance Sheet Data:
     Total assets                   $  4,212,927
     Current liabilities               1,221,265
     Long-term liabilities,
      less current portion             1,406,973
     Stockholders' equity              1,584,689

RISK FACTORS

An investment in our common stock is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus, before making an investment decision.
The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information set forth in this prospectus, including our financial statements and the related notes thereto.

IF WE ARE NOT ABLE TO RETAIN OUR PRESIDENT AND CEO, IT
WILL BE MORE DIFFICULT FOR US TO MANAGE OUR OPERATIONS
AND OUR OPERATING PERFORMANCE WOULD SUFFER.

Our business is dependent, to a large extent, upon the services of Christopher J Reed, our founder, President, CEO and Chairman of the Board. Mr. Reed is in charge of all of our day-to-day operations. In the event of the loss or unavailability of Mr. Reed to us, there can be no assurance that we would be able to timely locate or employ qualified personnel to replace him. We do not have a written employment agreement with Mr. Reed. As a result, there is no assurance that Mr. Reed will remain in our employ.

DESPITE OUR DEPENDENCE ON MR. REED, WE DO NOT
MAINTAIN KEY MAN LIFE INSURANCE ON HIM.

In the event of Mr. Reed's death, for at least a short period our revenues and any profits could decrease substantially without life insurance benefits to offset at least a portion of such decrease.

THE BEVERAGE BUSINESS IS HIGHLY COMPETITIVE.

We compete primarily with other natural soda companies including SoBe, Snapple, Mystic, Arizona,
Hansen's, and Knudsen & Sons. Several of our competitors and potential competitors have financial resources superior to ours. These greater resources permit our competitors to implement extensive advertising and promotional programs, which we have not been, and may not be, able to match. As these competitors enter the field, our market share may fail to increase or may decrease despite our efforts to continue to produce superior products through the use of higher quality ingredients and a brewing process that we believe remains a trade secret. See
"Business - Competition"

Competitors in the soft drink industry include bottlers and distributors of nationally advertised and marketed products as well as chain store and private label soft drinks. The principal methods of competition include: brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods and advertising.

IF OUR COMPETITORS MISAPPROPRIATE OUR UN-PATENTED
PROPRIETARY KNOW-HOW, TRADE DRESS AND TRADE SECRETS,
WE WILL HAVE GREATER DIFFICULTY IN COMPETING WITH THEM
FOR BUSINESS.

We rely primarily on proprietary know-how (trade secrets) in the production of our beverages, as well as on confidentiality agreements with the companies that produce our beverages and with our employees.

If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our know-how, we will have greater difficulty in competing with them for business, and our market share could shrink.

We regard the protection of our trademarks, trade dress and trade secrets as critical to our future success. We have registered our trademarks in the United States. We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets. However, laws and contractual restrictions may not be sufficient to prevent misappropriation of our proprietary rights, trade dress or trade secrets. See "Business -
Proprietary Rights."

ANY DECREASE IN THE SUPPLY OF GINGER OR OTHER KEY
INGREDIENTS OR INCREASE IN THE PRICES OF SUCH
INGREDIENTS COULD SIGNIFICANTLY INCREASE OUR COSTS AND
REDUCE PROFITS.

We depend upon an uninterrupted supply of ginger and certain other ingredients. See "Business - Raw
Materials." Any decrease in the supply of these ingredients or increase in the prices of these ingredients as a result of any adverse weather conditions, pests or fungal disease could substantially increase our costs and consequently reduce profits.

AN INCREASE IN THE COSTS OF PACKAGING FOR OUR PRODUCTS
COULD DECREASE PROFITS.

We spend significant amounts on packaging for our Products because we consider packaging to be an important component in the sale of our products. If the costs of our packaging increases significantly, the total cost of our products would increase significantly and our profits would decrease.

THE LOSS OF EITHER OF OUR TWO LARGEST CUSTOMERS WOULD
SUBSTANTIALLY REDUCE OUR REVENUES.

During the year 2001, Trader Joes and Mountain Peoples accounted for approximately 12% and 10%, respectively, of our sales. The loss of either customer would substantially reduce our revenues.

WE DETERMINED THE OFFERING PRICE FOR THE SHARES BEING
OFFERED ARBITRARILY. THE MARKET PRICE FOR THE COMMON
STOCK AFTER THE OFFERING MAY VARY FROM THE OFFERING
PRICE.

Prior to this offering, there was no public market for our common stock. We arbitrarily determined the offering price for the shares being offered. The price bears no direct relationship to our assets, earnings, book value or other such criteria of value.

For this reason, the market price after the offering may vary from the initial offering price. As a result, shareholders may not be able to re-sell their stock or may have to sell at prices substantially lower than the price they paid for it.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL
DILUTION.

The initial public offering price is expected to be substantially higher than the net tangible book value of each outstanding share of common stock. Purchasers of common stock in this offering will suffer immediate and substantial dilution. The dilution will be $3.87 per share, or 65%, in the net tangible book value of the common stock from the public offering price if all shares offered hereby are sold. Such dilution will be $4.65 per share (78%) if only 1,500,000 shares are sold, and $5.60 per share (93%) if only 300,000 shares are sold. If the outstanding options and warrants to purchase shares of common stock were exercised (which have an exercise price ranging from $0.02 to $3.00 per share),there would be further dilution. See "Dilution"

IF WE CONTINUE TO INCUR OPERATING LOSSES, WE
EVENTUALLY MAY HAVE INSUFFICIENT WORKING CAPITAL TO
MAINTAIN OPERATIONS.

During the year 2001, we had a loss from operations of $318,505. If we are not able to begin to earn an operating profit at some point in the future, we eventually may have insufficient working capital to maintain operations.

OUR NEED FOR ADDITIONAL FINANCING IS UNCERTAIN, AS IS
OUR ABILITY TO OBTAIN FURTHER FINANCING, IF REQUIRED.

We currently anticipate that our available cash resources combined with the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least 24 months after the date of this prospectus. We may need to raise additional funds to respond to business contingencies, which may include the need to:

*  Fund more rapid expansion,
*  Fund additional marketing expenditures,
*  Enhance our operating infrastructure,
*  Respond to competitive pressures, or
*  Acquire complementary businesses.

We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures could be significantly limited.

FUTURE FINANCINGS COULD ADVERSELY AFFECT YOUR
OWNERSHIP INTEREST AND RIGHTS IN COMPARISON WITH THOSE
OF OTHER SHAREHOLDERS.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, and these newly-issued securities may have rights, preferences or privileges senior to those of existing shareholders, including, those acquiring shares in this offering.

WE MAY INCUR SUBSTANTIAL LOSSES AS A RESULT OF PRODUCT
RECALL AND PRODUCT LIABILITY.

We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against the Company or a widespread product recall, to the extent either such event was in excess of the limits of our product liability insurance, could substantially impair our business, financial condition and results of operations.

WE NEED TO MANAGE OUR GROWTH AND MAINTAIN PROCEDURES
AND CONTROLS.

We are in a period of significant growth in our operations and market opportunities. This expansion is expected to place a significant strain on our management, operational and financial resources. We expect to increase our employee base. Such growth may require improvements in our operational, accounting and information systems, procedures and controls.

OUR MANAGEMENT HAS BROAD DISCRETION IN THE APPLICATION
OF THE NET PROCEEDS FROM THIS OFFERING.

Our management presently intends to utilize a substantial portion of the net proceeds of this offering for the specific purposes set forth in "Use of Proceeds." However, we have broad discretion with respect to redirecting the application and allocation of the net-proceeds of this offering in light of changes in circumstances and the availability of certain business opportunities. As a result, any return on investment to investors will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of the offering. See "Use of Proceeds"

OUR BOARD OF DIRECTORS HAS THE POWER TO ISSUE
ADDITIONAL SHARES OF COMMON STOCK.

Our board of directors has the power to issue any or all of such additional common shares for general corporate purposes without shareholder approval.
Potential investors should be aware that any such stock issuances might result in a reduction of the book value of the common shares. If we issue any additional common shares, such issuance will reduce the proportionate ownership and voting power of each other shareholder.

WE DO NOT INTEND TO DECLARE ANY CASH DIVIDENDS IN THE
FORESEEABLE FUTURE.

For the foreseeable future we expect that any earnings, which may be generated from our operations, will be used to finance our growth and that we will not pay any cash dividends to shareholders. See
"Dividend Policy"

THE LOSS OF ANY OF OUR THIRD-PARTY SUPPLIERS OR
SERVICE PROVIDERS COULD IMPAIR OUR OPERATIONS AND
FINANCIAL RESULTS.

We rely on third parties to produce our beverages, to produce our glass bottles and to bottle our beverages.
The loss of our third-party suppliers or service providers could impair our operations and substantially reduce our financial results.

THE LOSS OF OUR THIRD PARTY DISTRIBUTORS COULD
INTERFERE WITH OUR OPERATIONS AND SIGNIFICANTLY REDUCE
OUR FINANCIAL RESULTS WHILE WE TRY TO REPLACE THE
DISTRIBUTORS.

We depend on distributors to distribute our beverages and other products. Most of our distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice. The loss of our third party beverage distributors could interfere with our operations and consequently reduce our sales and financial results.

BECAUSE IT MAY BE IMPOSSIBLE TO EFFECT A CHANGE IN
CONTROL OF REED'S WITHOUT THE CONSENT OF CHRISTOPHER
J. REED, MANAGEMENT IS ENTRENCHED EVEN THOUGH
SHAREHOLDERS MAY BELIEVE OTHER MANAGEMENT MAY BE
BETTER AND A POTENTIAL SUITOR WHO OTHERWISE MIGHT BE
WILLING TO PAY A PREMIUM TO REED'S MAY DECIDE NOT TO
ATTEMPT AN ACQUISITION.

Christopher J. Reed, our President, CEO and
Chairperson of the Board, currently owns approximately
68% our outstanding voting stock. If all shares offered hereby are sold, Mr. Reed will hold approximately 42% of our outstanding voting stock. If only 1,500,000 shares offered hereby (50%) are sold, Mr. Reed will own 51.6% of the outstanding voting stock, while if only 300,000 shares (10%) are sold, he will own 64% of the outstanding voting stock.
Consequently, Mr. Reed may be able to control the outcome on all matters requiring shareholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs. See "Principal
Shareholders."

THERE IS NO PUBLIC TRADING MARKET FOR OUR
SECURITIES, AND IF A MARKET DEVELOPS FOR OUR
SECURITIES, IT WILL MOST LIKELY BE LIMITED, SPORADIC
AND HIGHLY VOLATILE.

As a result, if you purchase shares of our common stock and later decide to sell the shares, you may have difficulty selling the shares, and the price at which you can sell the shares (if at all) could be less than you might otherwise obtain if a broad public market for the common stock existed.

A SUBSTANTIAL NUMBER OF OUR SHARES WILL BE AVAILABLE
FOR SALE IN THE PUBLIC MARKET AFTER THE OFFERING AND
SALES OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK
PRICE.

Sales of a substantial number of shares of common stock into the public market after this offering, or the perception that such sales could occur, could substantially reduce our stock price in any public market and could impair our ability to obtain capital through an offering of equity securities.
After the offering we will have
7,720,591 shares of common stock outstanding if all shares offered hereby are sold, 6,220,591 shares outstanding if half (1,500,000) of the shares offered hereby are sold, and 5,020,591 shares outstanding if ten percent (300,000) of the shares offered hereby are sold. All of the shares of common stock to be sold in this offering will be freely tradable without restriction or further registration under the federal securities laws.

Of the shares currently outstanding,
4,275,889 shares are "restricted securities" under the Securities Act. Some of these "restricted securities" will be subject to restrictions on the timing, manner and volume of sales of such shares, as described under "Shares Available For Future Resale."

OUR COMMON STOCK MAY BECOME SUBJECT TO PENNY STOCK
REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR
COMMON STOCK.

Shares of our common stock may become subject to the rules adopted by the Securities and Exchange
Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).
The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities' laws;

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price a toll-free telephone number for inquiries on disciplinary actions;

definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

such other information and is in such form
(including language, type, size and format), as the Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

the bid and offer quotations for the penny stock;

the compensation of the broker-dealer and its salesperson in the transaction;

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

to the depth and liquidity of the market for such stock; and

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock such as our common stock that is subject to the penny stock rules.

FORWARD LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary,"
"Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will,"
"should," "could," "expects," "plan," "anticipates,"
"believes," "estimates," "predicts," "potential," or
"continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

Our net proceeds from this offering, after deducting the 10% sales commission and offering expenses estimated to range from approximately $109,000 to $390,000, will be from $0 to $15,810,000 depending upon the number of shares sold. The offering is being made on a best efforts basis, and we do not know how many shares will be sold in the offering.

The primary purposes of this offering are to obtain additional capital, create a public market for the common stock, and facilitate future access to public markets. In general, we intend to use the net proceeds from this offering to retire indebtedness;
hire additional sales representatives; purchase and place coolers, vending machines and other marketing tools; and to continue launching new products. We intend to use a small portion of the net proceeds to provide for increased office staff and infrastructure.

We presently expect to use the proceeds from the offering substantially as follows:

Proposed Use     Estimated     Estimated     Estimated
                 Amount If     Amount If     Amount If
                 300,000       1,500,000     3,000,000
                 Shares        Shares        Shares
                 Are Sold      Are Sold      Are Sold
                (%of Total)   (%of Total) (% of Total)

Debt retirement    $520,000     $520,000     $520,000
                    (28.9%)       (5.8%)       (2.9%)

Additional sales    250,000    1,100,000    1,800,000
 representatives    (13.9%)      (12.2%)      (10.0%)

New product         100,000      600,000    1,000,000
 launches            (5.6%)       (6.7%)       (5.6%)

Retail slotting     220,000    1,700,000    4,500,000
                    (12.2%)      (18.9%)      (25.0%)

Brand advertising   150,000    1,000,000    1,500,000
                     (8.3%)      (11.1%)       (8.3%)

Cooler/vending       50,000    2,000,000    5,200,000
 program             (2.8%)      (22.2%)      (28.9%)

Eastern production        0      745,000      745,000
 facility              (0%)       (8.3%)       (4.2%)

Working capital     221,000      240,000      545,000
                    (12.3%)       (2.7%)       (3.0%)

Sales commissions   180,000      900,000    1,800,000
                    (10.0%)      (10.0%)      (10.0%)

Expenses payable      9,000       45,000       90,000
 to selling agent    (0.5%)       (0.5%)       (0.5%)

Other offering      100,000      150,000      300,000
 expenses            (5.6%)       (1.7%)       (1.7%)

Total          $  1,800,000 $  9,000,000  $18,000,000
                   (100.0%)     (100.0%)     (100.0%)
               ============ ============ ============

We will use the first $100,000 of net proceeds to make the $100,000 payment due in 2002 of a long-term note payable which we issued in connection with the acquisition of Virgil's Root Beer. Depending on the number of shares sold pursuant to this offering, we also may repay some or all of the $370,000 in loans from unrelated third parties and the $50,000 loan from a related party that we are using to fund this offering and the building of our first production facility.

We currently have two sales representatives working alongside our mainstream distributors. As a result of these tests, we are anticipating expanding the number of direct hired sales representatives to work along side our mainstream distributors. Each sales representatives is expected to cost the company approximately $50,000 per year in salary and expenses.

New product launches cost from $25,000 to $100,000.
We currently intend to launch up to twenty or more new products during the next twelve months. Strategic expansions of the Virgil's line and the China Cola line are planned. At least two more Ginger Brews are in the works. Four Ice Creams, Four Cookies, Ginger
Chews and three more Ginger Candies round out the work in progress and ahead.

Retail supermarkets require slotting fees to place products on the shelf. Based on our successes to date in supermarkets, we are planning to expand our presence in supermarkets. The cost for a new placement is normally between one case of free goods per store per new item placed to $100 per store per new item placed. We are planning to place 3 new items in up to 30,000 new accounts.

We are planning to use strategic consumer and trade targeted advertising to build brand awareness. The advertising will be employed to support existing and new product placements. The advertising planned will include print ads in both magazine and newspapers, public relations and consumer event sponsorships where our products can be sampled.

Marketing plans include placement of up to 2,000
Reed's branded refrigerated coolers and a similar placement of Reed's branded vending machines throughout the United States and Canada. We consider coolers and vending machines to be very efficient and proven marketing models.

We believe that our operations become more efficient with each brewing and bottling facility we open. We plan in the next few years to open and outfit at least three regional facilities in the United States and Canada. Each additional facility costs about $745,000 to bring online including location, equipment and personnel. Each facility creates greater efficiency in production and distribution, direct savings in shipping costs and greater exposure for our brands.
Most importantly, ownership of production protects proprietary formulas, recipes, and procedures while maintaining consistent, high quality control.

In the event that only a limited number of shares are sold, we will reduce or eliminate the proposed uses as described in the table above. The speed with which we expand our marketing and advertising of our products, and the number of products we offer to the public, will depend in substantial part on the number of shares of common stock sold pursuant to this offering.
If only a limited number of shares are sold, our expansion plans will take substantially longer to implement. This, in turn, could reduce our potential profitability.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expansion of our business.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2001.


Current liabilities:
     Current portion of long-term debt    $   119,037
     Line of credit                            40,966
     Other liabilities                      1,061,262
                                           ----------
            Total current liabilities       1,221,265
                                           ----------
Long-term liabilities
     Long-term debt                         1,150,279
     Notes payable to related parties         256,694
                                           ----------
          Total long-term liabilities       1,406,973
                                           ----------
Stockholders' equity:
     Common stock - par value $.0001
      per share: Authorized -
      50,000,000 shares Issued and
      outstanding - 4,720,591 shares              472
     Additional paid-in capital             2,414,824
     Retained (deficit)                      (830,607)
                                           ----------
          Total stockholders' equity        1,584,689
                                           ----------
Total capitalization                       $4,212,927
                                           ==========

DILUTION

Our net tangible book value at December 31, 2001 was $725,713, or $0.15 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets and dividing the remainder by the weighted average number of shares of our common stock outstanding.

The as adjusted net tangible book value per share after this offering will be $2.13 if all shares offered hereby are sold. Therefore, purchasers of shares of common stock in this offering will realize an immediate dilution of at least $3.87 per share or about 65% of their investment. If fewer than all shares offered hereby are sold, the dilution will be greater.

The following table illustrates this dilution, assuming all shares offered hereby are sold:

Offering price per share of common stock        $6.00
Net tangible book value
per common share at December 31, 2001           $0.15
Increase per common share
attributable to new investors                   $1.98
Net tangible book value per share
of common stock after the offering              $2.13
Dilution per share
of common stock to new investors                $3.87

If only 1,500,000 shares of common stock are sold pursuant to this offering, the as adjusted book value per share after the offering will be $1.35, and purchasers in this offering will realize an immediate dilution of $4.65 per share. If only 300,000 shares of common stock are sold pursuant to this offering, the as adjusted book value per share after the offering will be $0.40, and purchasers in this offering will realize an immediate dilution of $5.60 per share.

Additional dilution will result to the extent that outstanding options, warrants, and convertible debt to purchase our common stock are exercised. As of December 31, 2001, we had outstanding options and warrants to purchase an aggregate of 483,876 shares of common stock at a weighted average exercise price of $1.06 per share. As of December 31, 2001, we had outstanding convertible debt to purchase an aggregate of 90,770 shares of common stock at a weighted average exercise price of $2.06 per share.

During the five years prior to the date of the prospectus, the Company has sold shares of common stock for prices ranging from $1.00 to $4.00 per share. None of such persons were executive officers, directors, affiliates or promoters of the Company at the time of purchase.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Year Ended December 31, 2001 Compared To Year Ended
December 31, 2000

Net Sales. Net sales increased by $460,068 or 8.0% from $5,728,153 in 2000 to $6,188,221 in 2001. The net sales increase was primarily a result of sales growth of existing products in existing accounts (3.8%), and the new ginger ice cream line (4.2%).

Gross Profit. As a percentage of net sales, gross profit increased from 20.3% in 2000 to 20.6% in 2001.
This increase was primarily the result of decreased trade discounts. Also, there was a decrease in the purchase volume and cost of ingredients offset by an increase in production expenditures.

Selling Expenses. Selling expenses decreased by $23,524 or 3.5% from $681,513 in 2000 to $657,989 in
2001 and decreased as a percentage of net sales from 11.9% in 2000 to 10.6% in 2001. The decrease in selling expenses was primarily due to a reduction in promotion expenses(1.9%) and trade show expenses(1.6%).

General And Administrative Expenses: General and
administrative expenses increased by $4,212 or 0.5%
from $933,317 in 2000 to $937,529 in 2001 and
decreased as a percentage of net sales from 16.3% in
2000 to 15.2% in 2001. Accounting expenses increased
82% from 2000 to 2001 due to the costs of this
offering.  Amortization and depreciation increased 82%
from 2000 to 2001 due to software, equipment purchases
and goodwill. Property taxes and insurance increased
and rent decreased as a result of owning the
facilities in Los Angeles.   Most other expenses
decreased as cost cutting measures have been implemented .

Interest and Other Expenses: In fiscal 2001, interest expense was $204,457 and interest income was $2,894, resulting in a net interest expense of $201,563. In the previous fiscal year, interest expense was $62,299 and interest income was $13,051, for a net interest expense of $49,248. The Company had lower interest income due to the reduced cash in money market accounts. Interest expenses were higher due to the mortgage for the office building, the interest on the $420,000 loan in 2001 and discount on notes payable.

In 2001, we had other non-operating expenses of $1,388. In 2000, we had non-operating income of $15,592.

Liquidity And Capital Resources: We have financed our operations to date through a public offering of common stock, private sales of equity and convertible debt securities, a line of credit from a financial institution and a private debt offering. At December
31, 2001, we had working capital of $836,199, an increase of $46,440 over our working capital balance of $789,759 at December 31, 2000. The net increase in working capital was primarily attributable to our sales of corporate interest bearing notes.

Net cash provided by operating activities for the year ending December 31, 2001 was $149,978, primarily a result of the increase in accounts payable, and collections on receivables.

Net cash used in investing activities of $211,514 primarily related to the purchase of property and equipment.

	Net cash provided by financing activities of $289,358 resulted primarily from the private placement in 2001 of corporate interest bearing notes. A building improvement loan of $168,000 is still available from the SBA and is expected to be used in 2002.

Twelve Months Ended December 31, 2000 Compared To
Twelve Months Ended December 31, 1999

Net Sales. Net sales increased by $714,116 or 14.2% from $5,014,037 in 1999 to $5,728,153 in 2000. The net sales increase was primarily a result of the acquisition of Virgil's Root Beer (7.8%), sales growth of existing products in existing accounts (4.1%), and new products (2.3%).

Cost of Goods Sold. Cost of goods sold increased by $798,714 or 21.2% from $3,764,766 in 1999 to
$4,563,480 in 2000 and increased as a percentage of net sales from 75.1% in 1999 to 79.7% in 2000. This
4.6% increase in cost of goods sold was primarily the result of increased trade discounts (2.1%) reducing net sales and increased freight costs (2.5%). Freight costs increased due to fuel prices increasing and trade promotions and discounts increased due to new product launches.

Selling Expenses. Selling expenses increased by $314,448 or 85.7% from $367,065 in 1999 to $681,513 in
2000 and increased as a percentage of net sales from 7.3% in 1999 to 11.9% in 2000. The increase in selling expenses was primarily due to increased use of brokers
(21.4%), additional direct hire sales representatives
(23.2%), increased trade show expenses and promotion expenses (27.4%). These costs were incurred in an effort to expand our sales both beyond our traditional markets and geographically.

General And Administrative Expenses. General and administrative expenses increased by $241,330 or 34.9% from $691,987 in 1999 to $933,317 in 2000 and increased as a percentage of net sales from 13.8% in 1999 to 16.3% in 2000. The increase in general and administrative expenses is primarily a result of an increase in amortization (3.6%), payroll (9.0%), travel (8.3%), telephone (1.7%) and storage and moving. These expenses increased due to increased staff to support our expanded marketing efforts.

Interest and Other Expenses. In fiscal 2000, interest expense was $62,299 and interest income was $13,051, resulting in a net interest expense of $49,248. In the previous fiscal year, interest expense was $44,840 and interest income was $104, for a net interest expense of $44,736. The Company had higher interest income due to the equity investments of the SCOR offering. Interest expenses were higher due to the purchase of Virgil's Root Beer.

In 1999, we had other non-operating expenses of $142,175 less non-operating income of $5,000. In 2000, we had non-operating income of $15,592 and no non-operating expenses. The non-operating expenses in 1999 were related to the company's first SCOR public offering. The non-operating income from 1999 was for a settlement income from a lawsuit and the $15,592 of non-operating income in 2000 was for a onetime forgiveness of debt.

Liquidity And Capital Resources. We have financed our operations to date through a public offering of common stock, private sales of equity and convertible debt securities, a line of credit from a financial institution and cash generated from operations. At
December 31, 2000, we had working capital of $789,759, an increase of $483,243 over our working capital balance of $306,516 at December 31, 1999. The net increase in working capital was primarily attributable to our use of the proceeds from the common stock sales to invest in inventory and pay down certain current liabilities.

Net cash used by operating activities for the year ended December 31, 2000 was $688,076, primarily a result of the net loss and an increase in inventories.

Net cash used in investing activities of $423,730 primarily related to the purchase of property and equipment.

Net cash provided by financing activities of $1,108,973 resulted primarily from the sale of the Company's common stock.

BUSINESS

Background

We are a growing specialty developer, marketer and seller of gourmet natural non-alcoholic beverages, as well as candy, ice cream and cookies. We currently offer 19 beverages, including six varieties of Reed's
Ginger Brews, Virgil's Root Beer, two varieties of
China Cola, six varieties of Malibu Teaz and four varieties of a new line of ginger brews called the Reed's Ginger Juice Brews. However, we consider our core business to be ginger products rather than strictly beverages. Our recent products include Reed's Crystallized Ginger Candy,
Reed's Crystallized Ginger Baking Bits, Reed's Ginger
Candy Chews, Reed's Original Ginger Ice Cream, Reed's
Chocolate Ginger Ice Cream, and Reed's Green Tea
Ginger Ice Cream. We expect to be launching our Reed's Ginger Cookie line during 2002.

We sell our products primarily in upscale gourmet and natural food stores in the United States and Canada.
Most of our beverages are sold in the natural food industry.

Our business strategy is to increase sales by expanding distribution of our internally developed brands in new and existing markets, stimulating consumer trial of our products and increasing consumer awareness of, and brand loyalty to, our unique brands and products. Key elements of our business strategy include:

*Creating strong distributor relationships,

*Stimulating strong consumer
 demand for our existing brands and products, and

*Developing unique alternative beverage brands and other products.

At this time, we use contract packers to prepare, bottle and package our internally developed products, continually reviewing our contract packing needs in light of regulatory compliance and logistical requirements. Currently, our primary contract packer is located in Pennsylvania. Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our contract packers in accordance with our specifications. We have begun outfitting our own brewery and bottling plant.

Our expansion plans will be contingent to a great extent by the success of this offering. If all or most of the shares being offered hereby are sold, we will be able to substantially increase our marketing, advertising and distribution, as well as the products we offer. If only a limited number of shares are sold, we will need to expand at a much slower rate.

During the year 2001, Trader Joes and Mt. Peoples accounted for approximately 12% and 10%, respectively, of our sales. The loss of either customer would substantially reduce our revenues.

Historical Development

We began operations in June of 1987 as a sole proprietorship founded by Christopher J. Reed. The first two years were dedicated to developing and organizing production of our first product, the award-winning Reed's Original Ginger Brew.

In June 1989, production started with a test batch of 50 cases. A local sales effort in the Los Angeles area was immediately successful. The initial test market included ten health and specialty food stores and several restaurants. Through these outlets the product met and passed the critical test for commercial success, as consumers enthusiastically came back for repeat purchases.

Reed's presented what we believe was a new category of beverages: a premium gourmet soda manufactured by ancient methods without additives or preservatives. We sought an original image as well. We believe we were the first to place soda in a longneck beer bottle. We also believe that our brewing method has not, to date, been successfully reproduced by others. We also strive to provide a utilize an eye-catching packaging concept that will stand out on the market shelf.

In 1991, we moved our production to a large regional contract brewing and bottling facility and we began exhibiting at the national natural and specialty food shows. This resulted in more distributors climbing on board to sell the Company's products. These included east coast and Midwestern American natural food distributors, several specialty food distributors and the Company's first mainstream supermarket distributor. Sales reached $0.51 million. In the following years, we continued to expand our distribution and added additional flavors of our ginger beverages.

In 1997, we began selling Reed's Crystallized Ginger
Candy. The candy, manufactured in Fiji under a proprietary, natural, non-sulfured process, represented our first venture outside the beverage industry.

In 1998, we launched what we believe was the nation's first organic agave sweetener, Sweet Cactus Farms
Organic Agave Nectar, under license from Malibu Teaz.
During that year, we also hired our first outside sales representative.

In 1999, we purchased the Virgil's Root Beer brand from Crowley Beverage Company in an asset purchase agreement for $371,000 cash and a promissory note for $500,000 and payable in five annual installments of $100,000. In our opinion, Virgil's Root Beer generally is recognized throughout the natural foods and specialty foods industries as one of the crown jewels of root beers. The brand has won numerous awards in the United States, Canada and Europe for excellence, quality and taste. Because the Virgil's brand is partially produced under our auspices in Europe, this purchase also secures duty free entree to the European Union for our entire line of products.

The year 2000 was a watershed year for us as revenues reached about $5.7 million. In a limited public offering under SCOR regulations, we sold nearly
450,000 common shares at $2.00 between approximately
April 1999 and April 2000, raising approximately
$900,000 for expansion of our product lines and acquisition of production facilities both of which have been accomplished according to plan.

In April of 2000, we undertook the first test marketing of Reed's Original Ginger Ice Cream. We considered the initial reactions within the industry and at the Las Vegas Natural Foods Show to be phenomenal. By the end of the Year, two more varieties, Reed's Chocolate Ginger Ice
Cream and Reed's Green Tea Ginger Ice Cream, were in development and on their way to launch.

In June 2000, we launched Reed's Cherry Ginger Brew.
At the same time, we introduced a beautiful designer gift tin of the Reed's Crystallized Ginger Candy.

In December 2000, we acquired our licensee, China
Cola, for 130,000 shares of our common stock and royalty payments of $0.75/case sold over the two year period commencing July 1, 2000. Also in December, we purchased an 18,000 square foot warehouse property in a Los Angeles County enterprise zone. This means the county participates in wages, training and benefits for all new employees. The enterprise zone also qualifies us for low interest loans and a variety of beneficial tax breaks. This property now houses our executive offices and serves as our Southern
California warehouse facility. We have begun plans to construct our own brewery and bottling plant on the property.

In the spring of 2001, we began the national launch of Reed's Chocolate Ginger Ice Cream and Reed's Green Tea
Ginger Ice Cream to join Reed's Original Ginger Ice
Cream in the retail freezer. Less than a month after launch, we received orders for more than 4,700 cases of our ice cream.

In June 2001, we expanded our candy line with two new products: Reed's Crystallized Ginger Baking Bits and
Reed's Ginger Candy Chews. The package for Reed's
Ginger Candy Chews resembles an old style, 1930's cigarette pack and in our opinion has found immediate cachet and enthusiastic acceptance with distributors and retailers alike.

In the beginning of May 2002, we launched our Reed's
Ginger Juice Brews lines, with four flavors of juice blends. These products are made from organic ginger and are organically sweetened.

We were incorporated in 1991 in Florida as Original
Beverage Corporation. In October 2001, we changed our state of incorporation to Delaware and changed our name to Reed's, Inc.

Industry Overview

Our beverages are classified as "new age" or "alternative" beverages, a category that includes natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks, and water. From 1992 to 1999, the alternative beverage market has experienced significant growth, with volumes more than doubling to
1.4 billion cases. The alternative beverage category is the fastest growing segment of the beverage marketplace, with sales estimated to have reached approximately $9.7 billion at wholesale in 2000 with a growth rate of approximately 11% over the prior year.
(Source: Beverage Marketing Corporation)  The
Alternative Beverage category is a small portion of the non-alcoholic beverage market, which has sales in excess of $80 billion.

The candy industry in the United States exceeds $23
billion in sales annually, of which approximately 40% is non-chocolate candy. In pounds, Americans consume over 25 pounds of candy per person per year. (Source:
National Confectioners Association)

The ice cream industry in the United States generates more than $20 billion in annual sales. (Source:
International Dairy Foods Association and the United
States Dairy Association) The packaged ice cream industry includes economy, regular, premium, and super premium products.

Super-premium ice cream such as Reed's Ginger Ice
Creams is generally characterized by a greater richness and density than other kinds of ice cream.
This higher quality ice cream generally costs more than other kinds and is usually marketed by emphasizing quality, flavor selection, texture and brand image. Based on supermarket sales, super premium sales in were $600 million, or approximately
3% of all ice cream sales.  (Source: AC Nielsen Scan
Trak) The highest supermarket sales increases in 1999 were seen by the premium and super premium higher fat varieties. Gallon sales of super premium ice cream grew 14% in 1999 versus 1998. (Source: International
Dairy Foods Association)

In 2000, Americans spent over $4.56 billion on cookies in all retail outlets combined, according to AC
Nielsen.

Ginger

Ginger products, rather than beverages, are in fact our core business. We have found friends and advocates among alternative, holistic, naturopathic and homeopathic medical practitioners, dieticians and medical doctors. This is not surprising, as our beverages contain a high volume of ginger. A number of practitioners have contacted us of their own accord, telling us of their habit of recommending Reed's Extra
Ginger Brew for their patients as a simple way to ingest a known level of ginger. Reed's Ginger Brews contain between 8 and 26 grams of fresh ginger in every 12-ounce bottle. Very simply said, Reed's drinkers are mega-dosing a spice that is considered by many persons to be quite beneficial.

Among the applications frequently cited in articles on ginger are:

*Recommended use for prevention
 and relief of motion sickness,
*A preferred alternative to aspirin
 in heart attack prevention,
*A safe and effective alternative
 to pharmaceutical anti-ulcer drugs,
*Anti-inflammatory treatment for arthritis,
*Treatment for a variety of digestive disorders,
 including both constipation and diarrhea,
*Natural therapy for menstrual discomfort,
 nausea, cold, parasites and more, and
*Daily tonic to increase general well being.

Our Products

We manufacture and sell 19 beverages and other products. All of our products are made using premium all natural ingredients. Most of our beverage sales are in the natural foods industry. As of the date of this prospectus, approximately 70% of our sales are through this natural food channel of distribution.

According to Spence Information Services (SPINS), which is the only sales information service catering to the natural food trade, Reed's Brews and Virgil's
Root Beer hold the #1, 2, 3, 5, 7 and 9 positions among all beverages in the natural foods industry.

Our products include:

Reed's Ginger Brews

Ginger ale is the oldest known soft drink. Before modern soft drink technology existed, non-alcoholic beverages were brewed at home directly from herbs, roots, spices and fruits. These handcrafted brews were then aged like wine and highly prized for their taste and their tonic, health-giving properties. Reed's
Brews are a revival of this home brewing art and are made the original way using the finest fresh herbs, roots, spices and fruits. Each batch is carefully brewed and aged with great pride by our expert brew masters under the supervision of our founder, Christopher J. Reed.

We believe that Reed's Ginger Brews are the only naturally brewed soft drink line in the United States.
Reed's Brews derive their distinctive tastes from the brewing of fresh herbs, roots and spices from around the world. No refined sugars are used for sweetening.
The products differ from commercial soft drinks in three particular characteristics: sweetening, carbonation and coloring. Reed's Ginger Brews present
20% less sweetness for greater adult appeal.
Carbonation, rather than being injected, is produced naturally through slower, beer-oriented techniques, which produce smaller, longer lasting bubbles that do not dissipate as rapidly upon opening the bottle. No coloring is added; the color comes naturally from the herbs, fruits, spices, roots and juices. In addition, since Reed's Brews are pasteurized and fire brewed, they do not require or contain any preservatives.

In contrast, modern commercial soft drinks generally are produced using natural and artificial flavor concentrates prepared by flavor laboratories, tap water and refined sweeteners. Typically, manufacturers make a centrally processed concentrate that will lend itself to a wide variety of situations, waters and filling systems. The end product is generally cold-filled and thus requires preservatives for stability.
Finally, colors tend to be synthetically altered.

We currently manufacture and sell six varieties of Reed's Ginger Brews:

* Reed's Original Ginger Brew was our first creation, and is a Jamaican recipe for homemade ginger ale using
17 grams of fresh ginger root, lemon, lime, honey, fructose, pineapple, herbs and spices. Reed's Original
Ginger Brew is 20% fruit juice.

* Reed's Extra Ginger Brew is the same approximate recipe, with 26 grams of fresh ginger root for a stronger bite. Reed's Extra Ginger Brew is 20% fruit juice.

* Reed's Premium Ginger Brew is the no-fructose version of Reed's Original Ginger Brew, and is sweetened only with honey and pineapple juice. Reed's
Premium Ginger Brew is 20% fruit juice.

* Reeds Raspberry Ginger Brew is brewed from 17 grams of fresh ginger root, raspberry juice, and lime. It is 20% raspberry juice and is sweetened with fruit juice and fructose.

* Reed's Spiced Apple Brew uses 8 grams of fresh ginger root, the finest tart German apple juice, and such apple pie spices as cinnamon, cloves, and allspice. Spiced Apple Brew is 50% apple juice and sweetened with fruit juice and fructose.

* Reed's Cherry Ginger Brew is the newest addition to our Ginger Brew family, and is naturally brewed from:
filtered water, fructose, fresh ginger root, cherry juice from concentrate, and spices. Reed's Cherry
Ginger Brew is 23% cherry juice.

All six Reed's Ginger Brews are offered in 12-ounce bottles are sold in stores as singles, in four-packs and in 24-bottle cases. Reed's Original Ginger Brew is sold in select Costco stores in a special 12-pack.

Virgil's Root Beer

Virgil's Root Beer has a steady, growing cadre of fans and long-time aficionados who gladly pay as much as $5.00 for a single ceramic topped, pint bottle. Over the years Virgil's has won numerous awards, and is considered by many to be the best root beer made anywhere. Virgil's Root Beer has been voted
"Outstanding Beverage" at the International
Fancy Food and Confection Show three times and named by the Canadian Fancy Food Industry as 'Best Imported
Food Product'. Virgil's Root Beer has also been named
"Best Beverage" by Bon Appetit magazine. Originally brewed in the north of England, Virgil's is a delicious micro-brewed root beer. With the exception of Bavarian Pints and Kegs, we now make Virgil's in the United States from imported ingredients.

Virgil's is a gourmet root beer.
We use these all-natural ingredients:

* Filtered water,
* Unbleached cane sugar,
* Anise from Spain,
* Licorice from France,
* Bourbon vanilla from Madagascar,
* Cinnamon from Ceylon,
* Clove from Indonesia,
* Wintergreen from China,
* Sweet birch and molasses
  from the southern United States,
* Nutmeg from Indonesia,
* Pimento berry oil from Jamaica,
* Balsam oil from Peru, and
* Cassia oil from China

These ingredients are collected worldwide and gathered together at the brewing and bottling facilities we use in the United States and Germany. At the breweries, the ingredients are then combined and brewed under strict specifications, and finally heat pasteurized to insure quality.

Virgil's Root Beer is sold in 12-ounce bottles as singles, in four-packs, in 24-bottle cases, in a special ceramic-swing-capped Grolsch-style pint bottle as a single and 12 bottle cases of the 'pints' as well as in 5 liter self-tapping party kegs.

China Cola

An authentic herb master in China developed the herb formula in both Original China Cola and Cherry China
Cola. The formula was taken to an American beverage master who had worked on the original colas in the early 1900's. The result is what we consider to be the best tasting and most natural cola in the world. Now sweetened with raw cane, China Cola has been restored to its original delicious blend of imported Chinese herbs, essential oils and natural spices. China Cola contains no caffeine. It comes in two varieties, Original Tianfu China Cola and Cherry China Cola.

* Original China Cola is made from filtered water, raw cane sugar, Szechwan peony root, cassia bark, Malaysian vanilla, oils of lemon, oil of lime, oil of orange, nutmeg, clove, licorice, cardamom, caramel color, citric acid and phosphoric acid.

* Cherry China Cola is made from filtered water, raw cane sugar, Szechwan peony root, cassia bark, Malaysian vanilla, oils of lemon, oil of lime, oil of orange, nutmeg, clove, licorice, cardamom, natural cherry flavor, caramel color, citric acid and phosphoric acid.

China Cola and Cherry China Cola are sold as singles, in four-packs and in 24-bottle cases.

Malibu Teaz

We believe that Malibu Teaz is the only truly organic line of RTD (ready to drink) teas currently on the market. They are sweetened exclusively with organic agave nectar, a whole, unrefined sweetener with recognized health benefits. Agave nectar is a highly efficient sweetener, so very little is found in each serving of the Teaz. Malibu Teaz are brewed from 100% certified organic, non-irradiated herbs with organic juice concentrates and pure mountain spring water in a natural slow-brewing process.

In comparison to regular commercial RTD teas, Malibu Teaz is:

* Brewed with hot Mountain Spring Water instead of filtered, cold tap water,
* Made from organic wild crafted herbs instead of tea concentrates or herbal extracts,
* Made with real organic fruit juices from concentrate instead of fruit flavors,
* Made with no added colorings instead of chemical dyes and colors, and
* Sweetened with a whisper of organic agave nectar instead of corn syrup or aspartame.

All this makes Malibu Teaz a delicious, healthful alternative to commonplace, commercial ready-to-drink teas.

The six Malibu Teaz are:

* Heavenly Hibiscus-Berry, which is made from mountain spring water, non-irradiated organic herbs (hibiscus, lemongrass, rosehips, alfalfa), organic raspberry juice from concentrate and organic agave nectar.

* Luscious Lemon-Rose, which is made from mountain spring water, non-irradiated organic herbs (rosehips, lemongrass, alfalfa, chamomile), organic agave nectar and citric acid.

* Miraculous Mints, which is made from mountain spring water, non-irradiated organic herbs (peppermint, spearmint, chamomile, alfalfa), organic agave nectar and citric acid.

* Precious Passion Fruit, which is made from mountain spring water, non-irradiated organic herbs (rosehips, hibiscus, chamomile, lemongrass, alfalfa), organic passion fruit juice from concentrate and organic agave nectar.

* Comforting Chamomile, which is made from mountain spring water, non-irradiated organic herbs (chamomile, hibiscus, rosehips), organic agave nectar and citric acid.

* Mellow Mocha Spice, which is made from mountain spring water, non-irradiated organic herbs and spices
(roasted barley, carob, cinnamon), organic agave nectar, organic vanilla and citric acid.

The six varieties of Malibu Teaz are sold as singles in pint bottles and in 24-bottle cases.

* Reed's Ginger Candies

Reed's Crystallized Ginger was the first to be sweetened with raw cane instead of white sugar. Tender
Reed's Crystallized Ginger is custom-made for Reed's
Inc. in the South Pacific Islands of Fiji.

The process is an ancient one that hasn't changed much through time excepting a slight variation. After harvesting baby ginger (the most tender kind), the root is diced and soaked in a strong salt brine to soften the fibrous core of the ginger. After a very thorough fresh water rinsing cycle, the soft, diced, baby ginger root is then steeped in large vats filled with simmering raw cane syrup. Steeping for several days, the ginger is then removed and allowed to crystallize into soft, delicious nuggets in the Fijian sun. Islanders have long enjoyed these treats for health and pleasure, as do Reed's customers. Reed's
Ginger Baking Bits are smaller pieces of Reed's
Crystallized Ginger Candy.

*Reed's Crystallized Ginger Candy and Reed's
Crystallized Ginger Baking Bits are made for us in Fiji from diced baby ginger and raw cane sugar.

Reed's Crystallized Ginger Candy is sold in 4 oz.
bags, 8 oz. enameled, rolled steel gift tins, 16 oz.
resealable Mylar bags, 16 oz. resealable plastic tubs and in bulk-bins. Reed's Crystallized Ginger Baking
Bits are sold in the bulk-bins.

*Reed's Ginger Candy Chews

For a hundred years or more residents of Southeast
Asia from Indonesia to Thailand have enjoyed soft, gummy ginger candy chews. Individually wrapped, ten to a 'Lucky Strike' style soft-pack, Reed's has taken them a step further, adding more ginger, using no gelatin (vegan-friendly), and making them slightly easier to unwrap than their Asian counterparts.

*Reed's Ginger Candy Chews are made for us in Indonesia from: Sugar, maltose (malt sugar), ginger, and tapioca starch.

Reed's Ginger Candy Chews are sold individually wrapped in Soft-packs of ten candies and as individually wrapped loose pieces in bulk.

Reed's Ginger Ice Creams

Reed's Ginger Ice Creams are made 100% naturally using the finest rGBH free cream and milk. (The dairy has filed for organic status.) The milk and cream are combined with the finest natural ginger extract from Fiji, Reed's Crystallized Ginger Candy and natural raw cane sugar to make a delicious ginger ice cream with a super premium, ultra-creamy texture and Reed's signature spicy-sweet bite.

The three Reed's Ginger Ice Creams are:

*Reeds Original Ginger Ice Cream
Ingredients: milk; cream, raw cane sugar, Reed's
Crystallized Ginger Candy (finest ginger root, raw cane sugar), ginger puree, and guar gum (a natural vegetable gum)

*Reed's Chocolate Ginger Ice Cream
Ingredients: milk; cream, raw cane sugar, finest
Belgian Cocoa (used to make Belgian Chocolate), Reed's
Crystallized Ginger Candy (fresh baby ginger root, raw cane sugar), chocolate shavings (sugar, unsweetened chocolate, Belgian Cocoa, soy lecithin and real vanilla), natural ginger extract, and guar gum (a natural vegetable gum) combine creating the ultimate chocolate ginger ice cream.

* Reed's Green Tea Ginger Ice Cream
Ingredients: Milk, cream, the finest Green Tea, raw cane sugar, Reed's Crystallized Ginger Candy (fresh baby ginger root, raw cane sugar), and guar gum (a natural vegetable gum) combine to make the ultimate green tea ginger ice cream.

Reed's Ginger Ice Creams are sold in pint-containers and cases of eight pints. We plan to supply Reed's
Ginger Ice Creams in foodservice volume-packaging as well.

Reed's Ginger Juice Brews

In the beginning of May 2002 we launched a new line of ginger brews called the Reed's Ginger Juice Brews.
They are 100% juice products that are non-carbonated and brewed from an organic juice sweetener and organic fresh ginger root. These drinks are in a 16 oz juice bottle. We have seen a strong trend toward organic ingredients and toward non-carbonated beverages in the marketplace. We have wanted to extend the ginger brew line and have decided that these new flavors will cater to the growing market for organic non-carbonated beverages.

The four Reed's Ginger Juice Brews are:

* Reed's Lemon Guava Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, guava juice and lemon juice from concentrate.

* Reed's Strawberry Kiwi Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, strawberry juice and kiwi juice from concentrate.

* Reed's Pineapple Orange Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, pineapple juice, orange juice and lime juice all from concentrate.

* Reed's Cranberry Raspberry Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, cranberry and raspberry juice from concentrate.

These new ginger juice brews have already been accepted as new items by a number of our largest distributors. A full national rollout to our customers is currently underway with product samples and literature going out to key industry buyers.

Our Primary Markets

We sell the majority of our products in upscale gourmet and natural food stores in the United States and Canada. The products are currently sold on an increasing basis in restaurants, delicatessens, neighborhood grocery markets, and supermarkets. A limited market has been developed for our products in Europe and Asia, although it currently represents less than 1% of our total sales. Most of our beverage sales are in the natural food industry. We expect this to change as our mass-market promotions mature.

Sales, Marketing and Distribution

We utilize a number of strategies in bringing our products to market. These can be broken down into marketing to distributors (our direct customers), marketing to retail stores (our distributors' customers) and marketing to consumers (the retail store's customers). We also offer our products and promotional merchandise direct to consumers via the Internet on our website, www.reedsgingerbrew.com. We also plan to introduce vending machines and proprietary coolers in the near future.

Marketing to Distributors

We market to distributors using a number of marketing strategies, including direct solicitation, telemarketing, trade advertising, and trade show exhibition. These distributors, who may also have relationships with our competitors, include natural food, gourmet food and mainstream distributors. Direct contact with the distributors is by in-house sales representatives, food brokers and outside representatives. In early 2001, we shifted our primary focus toward mainstream distribution. Such mainstream distributors include Big Geyser for New
York City, Southern Wine and Spirits for Arizona, and
Beverage Express for Colorado.

Marketing to Retail Stores

We market to stores by utilizing trade shows, trade advertising, telemarketing, direct mail pieces, and direct contact with the store. We have representatives and brokers who visit stores to sell more directly in many regions. Sales to retail stores are coordinated through our distribution network and our regional warehouses. Parts of the proceeds of this offering are earmarked for expansion of direct personal sales contact.

We intend to create our direct distribution organization on a market-by-market basis. In this way, we anticipate a smooth transition over a couple of years. This approach will allow the growing team of in-house marketers to 'get the bugs out' before moving on to each successive market. The first effort of this sort is expected to begin in 2002 in our home market of western Los Angeles.

Marketing to Consumers

We utilize several marketing strategies to market directly to consumers. Advertising in targeted consumer magazines such as "Vegetarian Times" and "New
Age" magazine, in-store discounts on the products, in-store product demonstration, street corner sampling, coupon advertising, consumer trade shows, event sponsoring and our website www.reedsgingerbrew.com are all among current consumer-direct marketing devices.

Vending Machines

In the mass-marketplace to date, we believe that no independent manufacturer of soft drinks other than Coca-Cola and PepsiCo has placed fully branded, backlit vending machines nationwide. We believe we are the first natural soft drink manufacturer to create its own vending machine. We believe that the Reed's
Vending Machine is also the first vending machine to vend glass bottles in over twenty years. We intend to expand direct consumer distribution through placement of these vending machines in publicly accessible locations across the USA and Canada.

Vending machines present several advantages. As an outdoor source of product, a vending machine acts as a twenty-four hour a day, seven days a week point of sale and consumer self-demonstration device. Using modern cellular technology, we will be able to track performance of each machine and the individual products within the machine. This means if Extra
Ginger Brew, for example, were outselling other varieties to a great extent, we would see this in real time and be able to respond in plenty of time to avert a sold out message on the machine. Such data would also be invaluable as a tracking demographic, allowing us to place more of what sells best in a particular neighborhood in a responsive fashion or, in the case of a low performance location, to relocate the machine.

Proprietary Coolers

In-store placements of branded refrigerated coolers by Snapple, SoBe and Jones Soda, among others, have shown a significant return on investment. SoBe created its pervasive presence in the mass-marketplace almost entirely on a backbone of cooler placements. Jones saw a doubling of business in just 18 months based upon this concept. We are currently testing our own Reed's branded coolers in a number of locations and hope to see comparable results.

Manufacture of Our Products

We presently produce the Reed's beverage line at a contract brewery in Pennsylvania. China Cola and Virgil's are produced at our Pennsylvania contract plant as well. Virgil's has a contract production facility in Germany for some of its products. Malibu
Teaz is brewed in Northern California at a contract packaging facility. The majority of this production will be supplanted by our own Los Angeles brewery, which the Company is currently outfitting. We believe our brewery facility will create efficiencies of supply and production, which will create a net effect of raising the gross margin of profit for the entire enterprise.

Reed's Crystallized Ginger is custom made for us in the South Pacific Islands of Fiji.

Reed's Ginger Candy Chews are prepared to our specifications in Indonesia.

Reed's Ginger Ice Creams are made according our recipe by a contract dairy in the United States.

Raw Materials

The ingredients used in our products generally are obtained from domestic suppliers and each ingredient has several reliable suppliers. We have no major supply contracts with any of our suppliers. As a general policy, we pick ingredients in the development of our products that have multiple suppliers. This provides a level of insurance against a major supply constriction or calamity.

We import our ginger candies in bulk from the South
Pacific and have it repackaged in the United States.

Product Development & Expansion Plans

Our plans for future product development and expansion include the following:

Mainstream Distribution

One of our first priorities in current brand placement expansion is to give attention to and expand marketing efforts with our current mainstream accounts and distributors.

New Ginger Products

We will continue to expand the Reed's Ginger Brew, Reed's Ginger Juice Brew, Reed's Ginger Ice Cream,
Reed's Ginger Candy, and Reed's Ginger Cookie lines with great vigor. Other Reed's Ginger Product concepts and lines are under consideration.

Mainstream Supermarkets

We target a niche in the soft drink industry known as 'New Age Beverages'. New Age Beverages are generally characterized as being made more naturally, utilizing upscale packaging, and often creating and utilizing new and unique flavors and flavor combinations. The
New Age Beverage Segment has grown from $620 million in annual sales for 1989 to over $8 billion in annual revenues for 2000 (Source: Beverage Marketing
Corporation).

This niche is sold both through the fast-growing natural food industry, where we believe our lines have achieved a dominant position in their category, and through the much larger mainstream supermarket industry. We are seeking to increase our position in the mainstream supermarket industry.

Typically, supermarket chains and prominent local supermarkets impose slotting fees as a one-time payment before the products are permitted in the store or chain. We are pursuing broad-based slotting in supermarket chains throughout the United States and Canada.

We are currently slotted in 110 Safeway stores in Oregon and all 130 Raley's stores in Northern
California.  Safeway and Raley's data show Reed's
Ginger Brews, with minimal ads and promotions, performing in the 'middle of the pack' in the New Age
Beverage Set.

The New Age Beverage Set includes SoBe (1999 revenues-
$166.4 million), Snapple (1999 revenues-$854 million), Arizona (1999 revenues-estimated over $200 million) and Hansen's (2000 Revenues-$79 million) among others.
(Sources: BevNet, Beverage World, and SEC Filings)
These brands have the advantage of being seen everywhere in the national market and being commonly well known for years through well funded ad campaigns.

In spite of having a higher price, no mass advertising and a relatively small presence in mass market, we believe that results to date demonstrate that Reed's
Ginger Brews hold up well among these significantly larger brands. We intend to build on this success by placing Reed's, Virgil's and the rest of our lines in the New Age Set in as many of the nation's 35,000 supermarkets as possible.

To date, our presence in supermarkets includes the following:

Supermarket Chain              Location in Which
                               Our Products Are Sold

Acme                           Philadelphia
AJ's                           Arizona
Albertson's                    Texas
Big Save                       Hawaii
Byerly's                       Minnesota
Foodarama                      New England
Fred Meyers                    Northwestern US
Gelson's                       Southern California
Giant Food                     Maryland
Kroger                         Cleveland
Larry's Markets                Seattle
Overwaitea/Save-On Foods       Western Canada
Patrini's                      San Francisco
Publics                        Florida
QFC                            Northwestern US
Raley's/Nob Hill               Northern California
Randall's                      Houston
Rice's                         Houston
Safeway                        Northern California
Safeway                        Oregon
Safeway                        Western Canada
Sentry Foods                   Milwaukee
Smith's                        Utah
Super Fresh                    Philadelphia
Thriftway                      Northwest
Treasure Island                Chicago
Winn-Dixie                     New Orleans

International Marketing and Distribution

Discussions are being held with trading companies and import/export companies for the distribution of our products throughout Japan, China and the rest of Asia.
These areas are a natural fit for Reed's Ginger products, as ginger of quality is a cultural paradigm throughout those lands.

The European Union is an open market for Reed's with access to that market due in part to the ongoing production of Virgil's Special Extra Nutmeg Root Beer in Germany. Reaction to the Reed's brands at Natural
Products Exposition Europe in June 2000 was very positive. Some success has already been realized in Europe through our distributor in Amsterdam. The UK distributor of our lines has also expressed a great enthusiasm for a mass-market push.

Foodservice

On-premise activity in commercial and non-commercial locations is an increasing component of total beverage sales. (Source: Beverage Marketing Corporation) In recognition of this trend, we are marketing aggressively to bars and restaurants. Placement of our products in stadiums, sports arenas, concert halls, theatres, and other cultural centers is another long term marketing priority. In addition, we are currently seeking placement of our ice cream in restaurants nationwide.

Competition

Our premium beverage products compete generally with all liquid refreshments and in particular with numerous other "new age" beverages, including SoBe, Snapple, Mystic, Arizona, Hansen's, and Knudsen &
Sons. Many of these brands have the advantage of being seen everywhere in the national market and being well known for years through well funded ad campaigns, so that they are better-established in terms of brand recognition. In addition, the companies manufacturing these products generally have greater financial resources than we do and have greater access to additional financing.

The Virgil's and China Cola lines compete with a number of other natural soda companies including
Stewarts, IBC, Henry Weinhard, Blue Sky, Natural Brews and Journey. Malibu Teaz competes with Tazo Teas and
Honest Teas and private label store brands at Whole
Foods and Wild Oats. Many of these companies are better-established in terms of brand recognition and access to financing. We believe that Malibu Teaz is the only truly natural, organic RTD Tea on the market.

We believe our success to date is due in great part to our innovative beverage recipes and packaging, superior ingredients and to a brewing process that remains a trade secret. We believe our commitments to highest quality and brand innovation are key to our success. We will not allow these aspects of our corporate culture to be altered.

Reed's Crystallized Ginger Candy competes with other candies and snacks in general and in particular with other ginger candies. The main competitors are Royal
Pacific, the U.S. marketing company for Australia's
Buderim Ginger Company, and Frontier Herbs. These companies generally have better brand-recognition and greater financial resources than we do.

Most varieties of crystallized ginger candy in the marketplace contain sulfur dioxide as a curing and preservative agent; Reed's Ginger Candies do not. Our proprietary curing process for Reed's Crystallized
Ginger Candies creates, in our opinion, a vastly superior product to that of our competitors at a competitive price.

Our Reed's Ginger Ice Creams will face competition both from other "premium" and "super premium" ice cream. Our principal competitors in the ice cream business are The Haagen-Dazs Company, Inc., Ben &
Jerry's, Godiva, Starbucks, and Dreyers. These companies have greater brand recognition, market share and access to financing than we do.

Our Reed's Ginger Cookies will compete with other cookies and snacks in general and in particular with other "premium" cookies. Our principal competitors are expected to be Walkers of Scotland, Bahlsen of Germany, Duchy Originals of Scotland, and Pamela's of the USA. These companies have greater brand recognition, market share and access to financing than we do.

We compete with other companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by distributors, most of which also distribute other beverage brands. The principal methods of competition include product quality and taste, brand advertising, trade and consumer promotions, pricing, packaging and the development of new products.

Licenses and Royalties

We have a license with Malibu Teaz for its RTD tea line and its sweetener line. These licenses are exclusive and renewed annually. Profits are equally split between Malibu Teaz and us.

In connection with our acquisition of China Cola, we agreed to pay the seller royalties equal to $0.75 per case sold. The minimum payments per agreement year are $18,750. The royalties expire on July 1, 2002.

Proprietary Rights

We own several trademarks that are considered material to our business, including Reed's, Virgil's and China
Cola. In addition, we consider our finished product and concentrate formulae, which are not the subject of any patents, to be trade secrets.

Our brewing process is a trade secret. This process can be used to brew other flavors of beverages other than ginger ale/beer such as root beer, cream soda, cola and other spice and fruit beverages. No patents have been sought because we would be required to disclose our brewing process.

Three of our material trademarks are registered trademarks in the U.S. Patent and Trademark Office:
Reed's, Virgil's, and China Cola. Registrations for trademarks in the United States will last indefinitely as long as the trademark owners continue to use and police the trademarks and renew filings with the applicable governmental offices. We have not been challenged in our right to use any of our material trademarks in the United States. We are in the process of obtaining international registration of certain trademarks under the Berne Convention.

Government Regulation

The production and marketing of our products are governed by the rules and regulations of various federal, state and local agencies, including the United States Food and Drug Administration. The Food and Drug Administration also regulates the labeling of our products. We have not encountered any regulatory action as a result of our operations, and no such action is anticipated.

Environmental Matters

Our primary cost of environmental compliance at the present time is in recycling fees, which are projected at $40,000.00 for 2002. This is a standard cost of doing business in the soft drink industry.


Employees

We currently employ seven persons full-time and three part-time: one general management employee, four sales and marketing support, and five in operations.
Additional persons are employed as needed on a part-time basis. Consultants are employed as required by circumstance. We have never participated in a collective bargaining agreement. We believe our relationship with our employees is good.

Property

In December 2000 we purchased an 18,000 square foot warehouse property at 13000 South Spring Street in unincorporated Los Angeles County. The purchase price was $850,000 with a down payment of $102,000. We financed the balance with US Bank with a Small
Business Administration loan; and obtained a building improvement loan in the amount of $168,000.
Christopher J. Reed, our President and CEO, personally guaranteed the loans. Both loans have 25-year terms, with interest at the New York prime rate plus 1%, adjusted monthly with no cap or floor. The combined principal and interest payments are $8,660 initially with annual adjustments. This property now houses our executive offices and acts as our Southern California warehouse facility.

A working brewery and bottling plant is being outfitted on the property and will be called Reed's
Original Ginger Brewery. We expect the brewery to be finished and operating by the third quarter of 2002.
We believe that the brewery and plant will save us freight, production and warehousing expenses. We also expect to be able to produce other companies' products under co-packing agreements.

The property resides in the Los Angeles County Mid-
Alameda Corridor Enterprise Zone. Businesses located in the enterprise zone are eligible for economic incentives designed to stimulate business investment, encourage growth and development and promote job creation. The incentives include a hiring credit for wages paid to a qualified employee, up to $26,895 over a five-year period; a credit for the sales or use tax paid or incurred on the purchase of certain qualified machinery or equipment; a business expense deduction for the cost of qualified property (up to $20,000) purchased for exclusive use in the enterprise zone;
the ability to carry up to 100% of net operating losses over a maximum of 15 years to reduce the amount of taxable enterprise zone income for those years; a deduction from income on the amount of "net interest" earned on loans made to a trade or business located exclusively in the enterprise zone; and a 6% tax credit for qualifying manufacturers (which includes the Company).

MANAGEMENT

General

The following table sets forth certain information with respect to our directors, executive officers and key employees:

Name		         Age Position
------------------ --- -------------------------------
Christopher J Reed  43 Founder, CEO, CFO & Chairperson
                       of the Board
Eric Scheffer       35 Vice President & National Sales
                       Manager
Kimiko Isogai       45 Chief Accountant
David Robinov       46 Director
Joseph R Grace      37 Director
Mark Panely         52 Director

Christopher J. Reed, the founder, has been with the Company since its inception in 1987. Chris has been responsible for the design of the Company and its products including the original product recipes, the proprietary brewing process, and the packaging and marketing. Chris' instincts in branding and flavors have produced top sellers in the natural foods industry. Under Chris' leadership the Reed's label has earned a reputation for quality. Chris' prior experience was in the oil and gas industry as a chemical engineer. He was involved in the design and development of new technology in the field of natural gas purification and liquefaction. He also worked four years as a salesperson for an advertising agency.
Chris received a B.S. in Chemical Engineering in 1980 from Rennselaer Polytechnic Institute at Troy, N.Y.

Eric Scheffer has valuable experience in natural foods and mainstream marketing. From 1995 to 1997 Eric was employed by Vita Source and was their first sales representative. While there, Eric played an integral part in raising their revenues in one year from $5 million to $7 million. From 1997 to 1998, USA
Nutritionals employed Eric. Eric led a successful effort bridging their marketing from natural foods to mainstream stores. 1998 to 1999 were spent managing the US and Canadian outside sales force for Earth
Science, Inc. From 2000 to mid 2001, Eric led the sales team at Rachel Perry, the venerable alternative cosmetics company, as Vice President and National
Sales Manager. By eliminating a large outside distributor and broker and hiring an efficient in-house broker, Eric lowered costs and managed to raise an extra $20,000 per month from this single action.
Eric has been with us since May 2001.

Kimiko Isogai's seventeen years experience as a Certified Public Accountant includes three years of growth with international firm Price Waterhouse
Coopers from 1996 to 1999. 1999 to 2000 Kimiko acted as an accounting consultant for various clients.
Desiring an entrepreneurial corporate atmosphere,
Kimiko joined Reed's in early 2001 and has proved a valuable addition to the company. Kimiko has expertise in payroll & corporate tax process, audit & compilation reports, computer accounting, and international issues such as foreign exchange, US and foreign employment law.

David Robinov, in his more than 20 years in business, has been the founder, developer, partner and CEO in nearly a dozen successful ventures in the natural and organic products industries. David started, developed and sold at profit several successful health foods, natural foods and alternative health retail concepts, eventually merging into or selling to larger concerns.
David spent the last ten years developing the China
Cola line. China Cola is the most successful herbal cola in natural foods. Reed's Inc. acquired China Cola in December 2000. Recently, David has been involved in launching a specialty and natural foods company, Mediterranean Organics, which features the best of organic products from around the Mediterranean Sea.
David became a director of Reed's in 2001.

Joseph Grace earned his B.S. in Computer Science from
Yale University in 1986. Joseph's experience includes work on the ARPAnet (precursor to the internet) and the internet well before the internet became a household word. He also programmed and consulted on NEXTstep (precursor to Apple's latest, award winning operating system, OS X). From 1994 as an "angel investor" and from 1997 to early 2000 as a game researcher and developer, Joseph was a member of Wizards of the Coast, a developer and marketer of the popular trading card games, Magic: The Gathering and Pokemon. Joseph enjoyed participating in the growth of a garage startup into an industry leader with over 1,000 employees. Wizards was sold to Hasbro for over $300 million in 1999. Joseph has been an independent consultant since 2000. He currently consults on distributed software applications, startup business management,and continues to search for emerging trends, quality products, and business opportunities.
Joseph became a director of Reed's in 2001.

Mark Panely has been the owner and Chief Executive
Officer of Journey Food and Beverage Company, Inc.
since 1994, where he created and marketed a line of soft drinks and juice brews. Prior thereto, Mark founded a company, helped it to eventually achieve $25 million in annual revenues, and sold the company to J.M. Smucker Co. Mark has more than 30 years' experience in product development and marketing. At the Build Brand Value CEO Forum in
1998, Mark won the "Brandy Award" for brand personality. Mark earned a B.S. in Chemistry at Stony
Brook University in 1972. Mark became a director of Reed's in 2002.

Executive Compensation

The following table sets forth for 2001 and 2000 each component of compensation paid or awarded to, or earned by, Christopher J. Reed, our President and CEO.
There were no other persons who were serving as executive officers as of December 31, 2001.

Name And
Principal Position       Year       Salary      Bonus
Annual Compensation
Christopher J. Reed,     2001	    $150,000     $   --
President & CEO          2000      $150,000     $   --
_____________________
Mr. Reed's salary has not changed since 2001, and there are no discussions underway as of the date of this prospectus to increase his salary.

Director Compensation

At this time, we do not pay any compensation to directors for the attendance at board meetings.

Option/SAR Grants and Exercises in 2001

The following table summarizes the stock option activity for the year ended December 31, 2001:


                                 Weighted Average
                    Options       Exercise Price
Balance,
 January 1, 2001    37,500           $  2.00
Granted - 2001      17,500              3.00
Exercised - 2001        --                --
Forfeited - 2001        --                --
                    ------
Balance,
 December 31, 2001  55,000           $  2.32
                    ======

Employment Agreements

There are no written employment agreements with any of our officers or key employees.

2001 Stock Option Plan

Pursuant to our 2001 Stock Option Plan, options to purchase up to 500,000 shares of common stock are authorized for issuance under the Plan. When a stock award expires or is terminated before it is exercised, the shares set aside for that award are returned to the pool of shares available for future awards. No options have been granted under the Plan as of the date of this prospectus.

The plan permits the grant of options to our employees, directors and consultants. The options may constitute either "incentive stock options" within the meaning of Section 422 of the Internal
Revenue Code  or "non qualified stock options."

The plan is administered by the board of directors or a committee appointed by the board. The board currently administers the plan. The administrator has full and final authority to select the individuals to receive options and to grant such options as well as a wide degree of flexibility in determining the terms and conditions of options.

The option price cannot be less than 100% of the fair market value per share of Common Stock on the date of the grant of the option. The exercise price of an incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock must be at least
110% of the fair market value per share of common stock on the date of the grant.

Options may not be granted under the plan on or after the tenth anniversary of the adoption of the plan.
Incentive stock options granted to a person owning more than 10% of the combined voting power of the Common
Stock cannot be for more than five years.

Indemnification of Directors and Officers

As permitted pursuant to the corporate law of the State of Delaware, our state of incorporation, the Certificate of Incorporation requires that we indemnify our directors and officers against certain liabilities and expenses incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. Additionally, we have entered into an indemnity agreement with each director and officer, which generally provides that they are indemnified with respect to actions taken in good faith. Furthermore, the personal liability of the directors is limited as provided in our Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore unenforceable.

CERTAIN TRANSACTIONS

The Company has two loans payable to Robert T. Reed
Sr., the father of our founder. The first loan was made to us in 1991 to provide $94,000 in working capital, and bears interest at 10% per annum. The balance as of December 31, 2001 was $49,804. The second loan was made in 1999 to provide $250,000 for the acquisition of Virgil's
Root Beer, and bears interest at 8% per annum. The balance as of December 31, 2001 was $177,540. This note currently is convertible into a maximum of 88,770 shares of common stock at $2.00 per share until July 2005. We believe that the terms of these transactions were as favorable to us as those generally available from unaffiliated parties.

Mark Reed, the brother of our founder, was owed $5,000 on December 31, 2000 for a loan to the Company. This loan was subsequently converted into 8,889 shares of common stock. We believe that the terms of this transaction were as favorable to us as those generally available from unaffiliated parties.

Christopher Reed, our founder and CEO, has a company credit card. Mr. Reed is permitted to use the card for personal purchases as well as for corporate purposes. At the end of each year, Mr. Reed reimburses the Company for the amount of any personal purchases.

At the time of each of the transactions described above, the Company had no independent directors to ratify the transactions at the time the transactions were initiated.

The Company will maintain at least two independent directors on its board of directors who are not officers or directors of the Company and who do not own 5% or more of the outstanding common stock of the Company.

All future material affiliated transactions will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who had access, at the Company's expense to the Company's or independent legal counsel.

PRINCIPAL SHAREHOLDERS

The following table sets forth information (except as otherwise indicated by footnote) as to common shares owned as of April 30, 2002 or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent
(5%) of our outstanding common shares, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group. On that date, there were 4,720,591 shares outstanding.

Name & Address   %Owned %Owned If  %Owned If %Owned If
of Beneficial    Before   300,000  1,500,000 3,000,000
Owner & Number  Offering   Shares     Shares    Shares
of Shares Owned           Are Sold  Are Sold  Are Sold
--------------- --------  --------  --------  --------
Christopher J Reed
13000 South Spring St
Los Angeles, CA 90061
3,200,000          67.8%    63.7%       51.4%    41.4%

Joseph R Grace
PMB 158
1900 West Nickerson St
Suite 116
Seattle, WA  98119
500,000            10.6%     10.0%       8.0%     6.5%

Robert T Reed, Jr.
4411 Galesbury Lane
Chantilly, VA 20151
267,000             5.7%     5.3%       4.3%      3.5%

David Robinov
215 Katona Ave
Katonah, NY 10536
119,500             2.6%     2.5%       1.9%      1.6%

Mark Panely
4832 Blank Road
Sebastopol, CA 95472
0                    0%       0%         0%        0%
                   -----    -----      -----     -----
All officers and
directors as a
group (4 persons)
4,086,500          86.6%     81.4%     65.7%     52.9%
=========          =====     =====     =====     =====

DESCRIPTION OF SECURITIES

As of the date of this prospectus, we have the authority to issue 50,000,000 shares of common stock, $.0001 par value per share. There were 4,720,591 shares of common stock outstanding immediately prior to this offering. Our certificate of incorporation does not authorize our board of directors to issue preferred stock.


Common Stock

* Holders of common stock are entitled to receive dividends only if we have funds legally available and the Board of Directors declares a dividend.

*Holders of common stock do not have any rights to purchase additional shares.

*Holders of common stock are entitled to one vote per share on all matters requiring a vote of shareholders.

*Since the common stock does not have cumulative voting rights in electing directors, the holders of more than a majority of the outstanding shares of common stock can elect all of the directors whose terms expire that year, if they choose to do so.
Christopher J. Reed, our President and CEO, holds a majority of our outstanding common shares and may continue to hold a majority of our outstanding common shares if less than all shares offered hereby are sold, and consequently may be able to elect all of our directors.

*There is no public market for our common stock at the present time.

Outstanding Options and Warrants

As of December 31, 2001, we had
outstanding options and warrants to purchase an aggregate of 483,876 shares of common stock at an average price of $1.06 per share. The options and warrants expire at various dates between 2006 and 2011.

No additional options or warrants will be issued with an expiration date greater than five years from the date of grant.

Voting Requirements

Delaware corporate law and our by-laws require the approval of the holders of a majority of our voting securities for most actions requiring shareholder approval. These actions include:

* Election of directors,

* Mergers,

* Sales of substantially all of our shares, and

* Amendment to our certificate of incorporation.

There are no provisions in our Articles of Incorporation or by-laws that would delay, defer or prevent a change in control of Reed's.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

* A stockholder who owns 15% or more of our outstanding voting stock (known as an "interested stockholder"),

* An affiliate of an interested stockholder, or

* An associate of an interested stockholder, for three years following the date that the stockholder became an "interested stockholder." A "business combination" includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

* Our board approves the transaction that made the stockholder an "interested stockholder," prior to the date of that transaction,

* After the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began, excluding shares owned by persons who are our officers and directors, or

* On or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least 2/3 of the outstanding voting stock not owned by the "interested stockholder."

The provisions of this statute could prohibit or delay mergers or other change and control attempts, and thus may discourage attempts to acquire Reed's.

SHARES AVAILABLE FOR FUTURE RESALE

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock. Those circumstances could also adversely affect our ability to raise capital on favorable terms.

All of the shares issued in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except for shares, which may be purchased by our affiliates. The term "affiliates" is defined in Rule
144 of the Securities Act of 1933. Of the 4,720,591
shares outstanding before this offering, 4,259,700 shares are restricted securities as that term is defined in Rule 144. Restricted securities may be sold publicly only if registered or if the sale qualifies for an exemption under Rule 144. Of these 4,259,700 shares, 3,404,500 shares are held by our affiliates.

Under Rule 144, a person who has beneficially owned restricted shares of our common stock for at least one year can sell within any three month period a number of shares that does not exceed the greater of:
* 1% of the shares of common stock then outstanding
(in our case, between 47,206 shares if no shares are sold pursuant to this offering and 77,206 shares immediately after this offering if all shares offered hereby are sold); or
* The average weekly trading volume during the four preceding weeks

Under Rule 144(k), a person who has not been our affiliate for 90 days preceding a sale can sell shares owned for at least two years without the volume limitations referred to above.

Of the 4,259,700 restricted shares of our common stock outstanding, 3,839,600 shares have been owned for at least one year and 3,588,900 of these shares have been owned for at least two years.

PLAN OF DISTRIBUTION

General

We are offering to sell, on a best efforts basis, up to 3,000,000 newly issued shares of our common stock at $6.00 per share. No minimum number of shares is required to be sold. Sales will be made only in states in which we have registered the offering and only in states in which Blue Bay is registered to sell securities.

This offering is being made through Blue Bay Capital
Ltd., a member of the NASD. For serving as a selling agent for this offering, Blue Bay will receive a selling commission equal to 10% of the purchase price of the common stock sold through it. In addition, Blue
Bay will receive a non-accountable expense allowance equal to 0.5% of the aggregate proceeds from sales through it. We agreed to indemnify Blue Bay against certain liabilities, including liabilities under the Securities Act of 1933. Blue Bay is an underwriter of this offering, and its compensation may be deemed to be underwriting commission.

We will publish announcements of the offering on certain of our products and on our web site, and will mail and e-mail copies of the announcement to our shareholders, customers and inquirers. An announcement of the offering also will be published on Blue Bay's web site. The announcements will provide the very limited information permitted under applicable securities laws and will give our telephone number, mailing address and e-mail address for requesting this prospectus. Similar announcements may be published in other selected magazines.

Shares may be purchased by completing and delivering to us the share purchase agreement attached hereto as Appendix A, along with the purchase price by payment instrument made payable to Reed's, Inc. The share purchase agreement, among other things, requires the potential investor to certify his or her state of residence. In addition, investors will be able to execute share purchase agreements on the Internet at Blue Bay's web site and purchase shares via credit/debit cards, electronic check, Western Union
Quick-Collect and wire transfer. Within 10 days after our receipt of a share purchase agreement accompanied by payment for the purchase price, a written confirmation will be sent by electronic mail or first class mail to notify the subscriber of the extent, if any, to which such subscription has been accepted by us.

The offering will begin on the date of this prospectus and continue until either all of the shares have been sold or we terminate the offering, but in no event later than nine months after the date of this prospectus. Subject to the foregoing, the timing of the termination is at the discretion of our board of directors.

Escrow of Promotional Shares

	Christopher Reed, who owns 3,200,000 shares of
our outstanding common stock, and Robert T. Reed, Jr.,
who owns 267,000 shares of our outstanding common
stock, have agreed to place their shares in an  escrow
pursuant to which (i) they generally will be unable to
transfer the shares and (ii) in the event of a
dissolution, merger, consolidation, reorganization,
sale of exchange of the Company's assets or securities
with a person who is not a promoter, they will share
in any distribution on a pro rata, per share basis, in
proportion to the amount of cash or other
consideration they paid per share for their
securities, until the public shareholders have
received an amount equal to $6.00 times the number of
shares of common stock that they purchased in this
offering and which they still hold at the time of such
distribution (adjusted for stock splits, stock
dividends, recapitalizations and the like).   However,
the voting rights of the common stock subject to the escrow will not be affected. Beginning one year from the completion or termination of this offering, 2 1/2% of the shares placed in escrow will be released each quarter. All remaining promotional shares will be released from escrow on the second anniversary of the completion or termination of this offering. In addition, the escrow will terminate if this offering is terminated prior to the sale of any shares or if the purchase price for any shares sold are returned to the investors.

Minimum Sales Prior to Sales in Certain States

In certain states, no subscriptions will be accepted by the Company unless the Company has sold a specified number of shares of common stock pursuant to this offering, including any shares subject to the subscription(s).

No sales will be accepted in the States of Arizona, Oklahoma or Washington until the Company has sold at least 200,000 shares of common stock pursuant to this offering, including any shares subject to the subscription(s) in such states.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Edward T. Swanson, Esq. of Santa
Monica, California. Mr. Swanson previously was a director of this company."

EXPERTS

Our financial statements which
appear in this prospectus and in the registration statement have been audited by Sprayberry, Barnes, Marietta & Luttrell with respect to the years ended
December 31, 2001 and 2000 and are included in reliance upon such reports of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. at Judiciary Plaza, 450 Fifth Street, Washington, D.C.
20549, and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference rooms.
The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, such as Global Brands, that file electronically with the Commission. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act for at least twelve months and, in accordance therewith, will file periodic reports and other information with the SEC.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus.

INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report of
Sprayberry, Barnes, Marietta & Luttrell............39

Balance Sheet......................................40

Statements Of Operations...........................41

Statements Of
Changes In Stockholders' Equity....................43

Statements Of Cash Flows...........................45

Notes To Financial Statements......................48

[SPRAYBERRY, BARNES, MARIETTA & LUTTRELL LETTERHEAD]

               INDEPENDENT AUDITOR'S REPORT

To the Stockholders
Reed's, Inc.

We have audited the accompanying balance sheet of Reed's,
Inc. fka Original Beverage Corporation as of December
31, 2001, and the statements of operations, stockholders' equity, and cash flows for the years ended December
31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Reed's, Inc. fka Original
Beverage Corporation as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with generally accepted accounting principles of the United States of America.

As discussed in Note A-14 to the financial statements, certain reclassifications and restatements have been made to the Company's 2000 balances for additional paid in capital, sales, cost of sales, and selling expenses. These discoveries were made subsequent to the issuance of the financial statements.

/s/ Sprayberry, Barnes, Marietta & Luttrell

Oxnard, California
March 21, 2002

REED'S, INC. (fka ORIGINAL BEVERAGE CORPORATION)
BALANCE SHEET

ASSETS                           December 31,
                                    2001
                                 ------------

CURRENT ASSETS:
Cash                               $  228,672
Trade accounts receivable, net        378,378
Inventory                           1,253,479
Prepaid expenses                       30,519
Other receivables                       7,178
Deferred stock offering costs         159,238
                                   ----------
Total current assets                2,057,464

PROPERTY
AND EQUIPMENT, Net                  1,296,487

INTANGIBLE ASSETS, Net                858,976
                                   ----------
                                   $4,212,927
                                   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt  $  119,037
Line of credit                         40,966
Accounts payable                      972,992
Accrued expenses                       88,270
                                    ---------
Total current liabilities           1,221,265
                                    ---------
LONG-TERM LIABILITIES:

Long-term debt                      1,150,279
Notes payable to related parties      256,694
                                    ---------
                                    1,406,973
                                    ---------

COMMITMENTS AND CONTINGENCIES              --

STOCKHOLDERS' EQUITY:
Common stock - Par value $0.0001 per share:
Authorized-50,000,000 shares
Issued and outstanding -
4,720,591 shares                          472
Additional paid-in capital          2,414,824
Retained deficit                     (830,607)
                                   ----------
                                    1,584,689
                                   ----------
                                   $4,212,927
                                   ==========

The accompanying notes are an integral
part of these financial statements.


REED'S, INC. (fka ORIGINAL BEVERAGE CORPORATION)
STATEMENTS OF OPERATIONS
                                  Years ended
                                  December 31,
                                   2001          2000
                              -----------  -----------
SALES                         $6,188,221   $5,728,153
COST OF SALES                  4,911,208    4,563,480
                              -----------  -----------
GROSS PROFIT                   1,277,013    1,164,673
                              -----------  -----------
OPERATING EXPENSES:
Selling                          657,989      681,513
General & Administrative         937,529      933,317
                              -----------  -----------
                               1,595,518    1,614,830
                              -----------  -----------
LOSS FROM OPERATIONS            (318,505)    (450,157)
                              -----------  -----------
OTHER INCOME AND (EXPENSES):
Interest income                    2,894       13,051
Interest expense                (204,457)     (62,299)
Other non-operating expenses      (1,388)          --
Other non-operating income            --       15,592
                              -----------   ----------
                                (202,951)     (33,656)
                              -----------   ----------
LOSS BEFORE INCOME TAXES        (521,456)    (483,813)

PROVISION FOR INCOME TAXES
(BENEFIT)                        (13,200)     (40,310)
                              -----------   ----------
NET LOSS                      ($ 508,256)   ($443,503)
                              ===========   ==========
LOSS PER SHARE - Basic            ($0.11)      ($0.11)
                              ===========   ==========
LOSS PER SHARE -
Assuming Dilution                 ($0.11)      ($0.11)
                              ===========   ==========

The accompanying notes are an integral
part of these financial statements.



REED'S, INC. (fka ORIGINAL BEVERAGE CORPORATION)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       Additional  Retained
        Common Stock    Paid-In    Earnings
        Shares Amount   Capital    (Deficit)   Total
------------------------------------------------------
BALANCES
December 31,
1999   3,588,900 $359   $299,542  $121,152    $421,053

SALE OF COMMON STOCK,
NET OF
EXPENSES 699,975   70  1,138,702        --   1,138,772

STOCK ISSUED IN CONNECTION
WITH ACQUISTION OF RIGHTS CHINA
COLA     130,000   13    259,987        --     260,000

DEBT CONVERTED
TO STOCK 200,000   20    149,980        --     150,000

EXERCISE OF
 WARRANTS 37,500    4     37,496        --      37,500

WARRANTS ISSUED TO
 NON-EMPLOYEES FOR
 SERVICES     --   --    132,614        --     132,614

STOCK ISSUED FOR COMPEN-
SATION     1,500   --      3,000        --       3,000

NET LOSS     --   --         --  (443,503)   (443,503)
          --------------------------------------------
BALANCES
December 31,
 2000 4,657,875  466  2,021,321  (322,351)  1,699,436

STOCK ISSUED FOR COMPEN-
SATION   14,500    2     28,998        --      29,000

STOCK ISSUED FOR
 SERVICES 3,200   --      6,400        --       6,400

EXERCISE OF
WARRANTS 20,000    2     19,998        --      20,000

DEBT AND ACCRUED
INTEREST CONVERTED
TO STOCK 20,766    2     27,813        --      27,815

SALE OF COMMON STOCK,
 NET OF
 EXPENSES 4,250   --     16,500        --      16,500

WARRANTS ISSUED TO
 NON-EMPLOYEES
 FOR SERVICES--   --     45,994        --      45,994

WARRANTS ISSUED
 WITH DEBT   --   --    247,800        --     247,800

NET LOSS     --   --         --  (508,256)   (508,256)
        ----------------------------------------------
BALANCES
 December 31,
 2001  4,720,591 $472 $2,414,824 $(830,607) $1,584,689

      ================================================

The accompanying notes are an integral
part of these financial statements.

REED'S, INC.
fka
ORIGINAL BEVERAGE CORPORATION
STATEMENTS OF CASH FLOWS
FOR YEARS ENDED DECEMBER 31,2001 AND 2000

                                 2001            2000
                              ---------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                     ($508,256)     ($443,503)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
 Depreciation and amortization 111,380         65,469
 Services in exchange for common
  stock                         35,400          3,000
 Imputed interest               16,516         21,748
 Amortization of note discount  74,340             --
 Amortization of consulting
  contract                      12,987             --
 Deferred income taxes(benefit)(14,000)         4,457
Changes in operating assets and liabilities:
 Trade accounts receivable, net 58,362         92,856
 Inventory                      83,123       (415,474)
 Prepaid expenses               29,122        (36,813)
 Other receivables               9,511        (11,689)
 Income tax refund receivable   50,567         24,692
 Accounts payable              203,763        (20,822)
 Accrued expenses              (12,837)        28,003
                             ----------      ---------
Net cash provided by (used in)
 operating activities          149,978       (688,076)
                             ----------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and
equipment                     (204,144)      (381,418)
Acquisition of intangible
Assets                         (12,694)       (33,821)
Advances to officer            (22,538)       (20,193)
Payments received from officer  27,862         11,702
Decrease in restricted cash         --        (64,840)
Increase in restricted cash
 payable                            --         64,840
                             ----------     ----------
Net cash used in investing
 activities                   (211,514)      (423,730)
                             ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on debt              (110,626)      (107,812)
Proceeds from issuance of
 common stock                   36,500      1,282,913
Proceeds from borrowings       400,480             --
Net borrowing (repayment) on line
 of credit                      40,966        (10,000)
Proceeds from borrowings-related
 parties                        50,000             --
Payments on debt to related
 parties                            --        (70,846)
Payments for deferred stock
 issuance costs               (113,244)            --
Bank overdraft                 (14,718)        14,718
                             ----------     ----------
Net cash provided by financing
 activities                    289,358      1,108,973
                             ----------     ----------
NET INCREASE(DECREASE) IN CASH 227,822         (2,833)
CASH - Beginning of year           850          3,683
                             ----------     ----------
CASH - End of year          $  228,672     $      850
                             ==========     ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
                           2001                  2000
                       ----------            ---------
Interest               $   81,081            $  44,741
                       ==========            =========
Taxes                  $      800            $     800
                       ==========            =========

Non-cash investing and financing transactions:

In 2001, the Company:
   converted debt and accrued interest in the amount of $27,815 into 20,766 shares of common stock.

   issued 31,500 warrants with a value of $45,994 in connection with efforts to sell common stock, which were capitalized as deferred stock issuance costs.

   granted 420,000 warrants with a value of $247,800 in connection with a debt offering which has been included as a discount upon the related debt.

In 2000, the Company:
   incurred debt of $748,000 in connection with the acquisition of a building.

   issued 130,000 shares of common stock with a value of $260,000 in connection with the acquisition of intangible assets.

   converted debt of $150,000 into 200,000 shares of common stock.

   issued 104,876 warrants with a value of $106,641 in connection with the sale of common stock issued 30,000 warrants with a value of $25,973 as prepayment on a two-year consulting agreement

The accompanying notes are an integral
part of these financial statements.

REEDS, INC.
fka
ORIGINAL BEVERAGE CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 and 2000

(A) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Reeds,
Inc. fka Original Beverage Corporation (the "Company") is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

1) Nature of Operations

The Company was organized under the laws of the state of Florida in January 1991. In 2001, the Company changed its name from Original Beverage Corporation to Reed's, Inc. and changed its state of incorporation from Florida to Delaware. The Company's primary activity is manufacturing and marketing gourmet natural non-alcoholic beverages. Its home office is in California, with most of the manufacturing function done at a contract facility in Pennsylvania.

2) Concentrations of Credit Risk

The Company maintains its cash balance in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to
$100,000. Periodically throughout the year the Company maintains balances in excess of federally insured limits. At December 31, 2001 the Company's uninsured balance totaled $127,472.

3) Revenue Recognition

Revenue is recognized on the sale of products when the products are shipped and all significant contractual obligations have been satisfied. Amounts paid by customers for shipping and handling costs are included in sales. Shipping, handling and warehousing costs are included in costs of sales in the statement of operations.

4) Accounts Receivable

The allowance for doubtful accounts is established through a provision for bad debt charged to expense.
Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. Allowance for doubtful accounts for the year ended December 31, 2001 was $6,300.

The allowance for returns and discounts is established through a provision for returns and discounts charged against sales. Receivables are charged off against the allowance when payments are received or products are returned. The allowance for returns and discounts for the year ended December 31, 2001 was $3,150.

(A) Summary of Significant Accounting Policies
(Continued)
5) Deferred Stock Offering Costs
During the year ended December 31, 2001, the Company has incurred costs in connection with its attempt to undertake an initial public offering. Once sales of common stock have occurred, these costs will be netted against proceeds received. The costs incurred by the Company included herein consist of attorney's fees, accountant's fees, SEC filing fees, state filing fees, and other consulting fees all related to the initial public offering and future issuance of common stock.

6) Inventory

Inventory is valued at the lower of cost (first-in,
first-out) or market and is comprised of the following
at December 31, 2001:
       Raw materials         $  434,359
       Finished goods           819,120
                             ----------
                             $1,253,479
                             ==========

7) Property and Equipment and Related Depreciation

Property and equipment is stated at cost.
Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets as follows:

       Building and improvements      39 Years
       Machinery and equipment         7 Years
       Computers                     3-5 Years
       Automobiles                     5 Years
       Office equipment                7 Years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Under SFAS 121, "Accounting for the Impairment of
Long-lived Assets and Assets to be Disposed of" the Company recognizes impairment losses on property and equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined using estimated fair value or by comparing the sum of the expected future net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income, as they are determined. The Company does not believe that a current impairment exists.
The Company has adopted FAS 144 "Accounting for the Impairment of Disposal of Long-Lived Assets" as of January 1, 2002. See note A-13 for further discussion.

A)Summary of Significant Accounting Policies
(Continued)
8) Intangible Assets

Goodwill represents the excess of acquisition costs over the fair market value of the net assets of acquired businesses and is being amortized on the straight-line basis over the estimated useful life of 20 years. Other intangible assets are being amortized on the straight-line basis over their estimated useful lives or their contractual terms as follows:

        Design cost                   10 years
        Loan fee                      25 years
        Covenant not to compete        2 years

The Company has adopted FAS 141, "Business
Combination" and FAS 142 "Goodwill and Other
Intangible Assets" as of January 1, 2002.  See Note A-
13 for further discussion of the natures of the Statements. The Company is currently undergoing a valuation to recognize its intangible assets that arise from contractual or legal rights apart from goodwill. These intangible assets will include trade secrets, recipes, and trademarks. Estimated lives will be determined upon completion of the valuation.

9) Advertising Costs

Advertising costs are expensed as incurred and are Included in selling expenses, in the amount of $107,499 and $79,784, for the years ended December 31, 2001 and 2000, respectively.

The EITF reached a final consensus on Issue
00-25, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products" and Issued 01-9
"Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products." These consensuses address the accounting treatment and income statement classification for certain sales incentives, including cooperative advertising arrangements, buy downs and slotting fees. The consensus requires that slotting fees be reclassified as a reduction of gross sales. The Company had accounted for certain sales incentives, including slotting fees, as selling expenses. Although these guidelines will not become effective for the Company until the first quarter of the year ended December 31, 2002, the Company has elected early adoption and has restated the financial statements for the years ended December 31, 2001 and 2000 to include the required pro forma reclassifications of revenues and selling expenses within the statements of operations. Costs reclassified from selling expense as a reduction of gross revenue totaled $368,866 and $262,317 for the years ended December 31, 2001 and 2000, respectively. There has been no impact on the reported net loss or loss per share.

10) Income Taxes

The Company accounts for income taxes using the liability approach to financial accounting and reporting. Current income taxes are based on the year's income taxable for federal and state reporting purposes. The difference between the financial statement and tax bases of assets and liabilities is determined annually.

Deferred income tax assets and liabilities are computed for those currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. A 100% valuation allowance has been placed upon the deferred tax asset. See Note K for further disclosure.

11) Stock Options

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion
No. 25 (APB 25) "Accounting for Stock Issued to
Employees". Under APB 25, the Company recognizes no compensation expense related to employee stock options, because the option price per share will not be less than the fair market value on the date of the grant.

In 1996, SFAS No. 123, "Accounting for Stock-Based
Compensation", became effective. SFAS No. 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain proforma disclosures are made assuming hypothetical fair value method application. See Note
H for further disclosure.

12) Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A)Summary of Significant Accounting Policies
(Continued)
13) New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting
Standards No. 141, "Business Combination" ("FAS 141") and Statement of Financial Accounting Standards No.
142, "Goodwill and Other Intangible Assets" ("FAS
142"). FAS 141 requires all business combinations to be accounted for using the purchase method of accounting and is effective for all business combinations completed after June 30, 2001.
The effect of this adoption on the Company's operating results or financial condition is not currently known.
FAS 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement, which apply to goodwill and certain intangibles acquired prior to June 30, 2001 will be adopted on January 1, 2002. The Company expects the adoption of these standards will have the impact of reducing its amortization of goodwill commencing January 1, 2002. The effect upon adoption is currently unknown, however impairment reviews may result in write downs in both the adoption period and in future periods. The unamortized goodwill was $806,757 as of December 31, 2001. Amortization of goodwill for the years ended December 31, 2001 and 2000 was $45,351 and $33,521, respectively.

In June 2001, Statement of Financial Accounting
Standards No. 143, "Accounting for Asset Retirement
Obligations" ("FAS 143") was issued. FAS 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated retirement costs that result from the acquisition, construction, or development and normal operation of a long-lived asset. Upon initial recognition of a liability for an asset retirement obligation, FAS 143 requires an increase in the carrying amount of the related long-lived asset. The asset retirement cost is subsequently allocated to expense using a systematic and rational method over the assets useful life. FAS
143 is effective for fiscal years beginning after June
15, 2002. The adoption of this statement is not expected to have a material impact on the Company's financial position or results of operations.

In October 2001, the FASB issued Statement No. 144,
"Accounting for the impairment of Disposal of Long-
Lived Assets" (FAS 144). FAS 144 replaces FAS
Statement No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be
Disposed of" (FAS 121). FAS 144 develops one accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The accounting model applies to all long-lived assets, including discontinued operations, and it replaces the provisions of APB Opinion No. 30, "Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring
Events and Transactions," for disposal of segments of a business. FAS 144 requires that long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. FAS 144 also broadens the definition of discontinued operations.
FAS 144 is effective for the Corporation's fiscal year beginning January 1, 2002. Management believes that
FAS 144 will not have a
material impact on the Company's financial statements.

14) Reclassifications

Certain reclassifications have been made to the prior year financial statements in order for them to conform to the current year presentation. There has been no effect on prior year's reported net loss or loss per share.

Prior year's sales, cost of sales, and selling expenses have been restated. Sales have decreased by $262,317 due to early adoption of EITF 00-25 (see Note
A-9) and selling expenses have decreased by the same amount. Cost of sales has increased by $295,155 due to reclassification of shipping and handling cost and selling expenses have decreased by this amount. This has had an effect to decrease gross margin by $557,472.

In 2000 two issuances of warrants to non-employees were accounted for as options issued to employees.
These amounts have been reclassified as warrants and accounted for in accordance with FAS 123. Both issuances impacted the balance sheet only and there was no effect on reported net loss or loss per share.
Additional paid in capital has had a net increase of $25,973. The disclosures at Note H have been amended accordingly.

(B) PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2001:

      Building and improvements             $  515,846
      Land                                     409,546
      Machinery and equipment                  384,177
      Computers                                 84,003
      Automobiles                               50,580
      Office equipment                          14,935
                                           -----------
                                             1,459,087
      Less:  Accumulated depreciation          162,600
                                           -----------
                                            $1,296,487
                                           ===========

Depreciation expense for the years ended December 31, 2001 and 2000 was $48,239 and $30,383, respectively.

(C) INTANGIBLE ASSETS

   Intangible assets are carried at cost and consist of the following:

    Goodwill and other intangibles      $ 909,982
    Design cost                            36,586
    Loan fee                               18,614
    Covenant not to compete                10,000
                                        ---------
                                          975,182
    Less:  Accumulated amortization       116,206
                                        ---------
                                        $ 858,976
                                        =========

Amortization expense for the years ended December 31, 2001 and 2000 was $63,141 and $35,086, respectively.

(D) LINE OF CREDIT

The Company has an unsecured $50,000 line of credit with a bank. Interest is payable monthly at the Wall
Street Journal prime rate plus 1.5%. The Company's outstanding balance was $40,966 at December 31, 2001.
The interest rate in effect at December 31, 2001 was 6.5%.

(E) NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consists of the following at December 31, 2001:

Note payable to a relative of the majority
 stock- holder, unsecured, payable in monthly
 installments of $7,500 beginning June 2003,
 including interest at 8% per annum. until
 paid in full.  The note holder can convert
 the outstanding balance of the note to common
 stock at $2.00 per share. The note matures
 July 2005.                              $177,540

Note payable to a relative of the majority
 stock-holder, unsecured, payable in monthly
 installments of $2,500, beginning June 2003,
 including interest at 10% per annum until paid
 in full.  The note matures March 2005.    49,804

Note payable to a director of the Company,
 unsecured, with interest at 8% per annum.
 Warrants will be granted equal to 1 share
 per dollar when the loan is repaid for a
 maximum of 50,000 warrants to be issued.
 The warrants will have an exercise price of
 $3 and a term of 10 years.  Principal and any
 unpaid interest is due in February 2003. The
 balance of the note, net of discount attributed
 to the value of the warrants of $20,650 is 29,350
                                          --------
                                           256,694
       Less: Current maturities                 --
                                          --------
                                          $256,694
                                          ========

The aggregate maturities of notes payable to related
parties for each of the next four years are as
follows:
                Year Ending
                December 31,
               -------------
                   2002                $       --
                   2003                   110,074
                   2004                   110,149
                   2005                    57,121
                                        ----------
                                          277,344
      Less unamortized discount           (20,650)
                                        ----------
                                       $  256,694
                                        ==========

In connection with all three notes, the Company incurred interest expense of approximately $19,400 and $23,000 to relatives of certain stockholders and $2,300 and $0 to a director of the Company for the years ended December 31, 2001 and 2000, respectively.

In connection with the note payable issued with warrants above, amortization of the discount included in interest expense is $8,850 and $0 for the years ended December 31, 2001 and 2000, respectively.

(F) LONG-TERM DEBT

Long-term debt consists of the following at December
31, 2001:

Note payable to SBA in the original amount
 of $748,000 with interest at the Wall Street
 Journal prime rate plus 1%, adjusted monthly
 with no cap or floor.  The combined principal
 and interest payments are $4,725, subject to
 annual adjustments.  The interest rate in
 effect at December 31, 2001 was 6%.  The note
 is secured by land and building and guaranteed
 by the majority stockholder. The note matures
 November, 2025.                        $  737,595

Note payable for a business acquisition in the
 original amount of $500,000, payable at
 $100,000 per annum, including 5.37% imputed
 interest.  The note is collateralized by a
 pledge of 3,200,000 shares of common stock
 owned by the majority stockholder, who has
 also personally guaranteed the obligation.
 The note matures June 2004.  The balance,
 net of imputed interest of $21,674, is     278,326

Notes payable to various non-related parties,
 unsecured, with interest at 8% per annum.
 Principal and accrued interest are payable
 in full at the end of the note  term.  Upon
 repayment of the loan and any accrued
 interest the debt holders will be entitled to
 one warrant for each dollar of debt, for
 maximum of 370,000 warrants.  The warrants
 will have an exercise price of $3 and a term
 of 10  years.  Principal and any unpaid interest
 is due in February 2003. The balance of the note,
 net of discount attributed to the value of the
 warrants of $152,810 is                    217,190

The Company obtained a building improvement
 loan with a maximum draw of $168,000. It has
 a 25 year term, with interest at the Wall
 Street Journal prime rate plus 1%, adjusted
 monthly with no cap or floor. The combined
 principal and interest payments is  $1,597,
 subject to annual adjustments.  The  interest
 rate in effect at December 31, 2001 was 6%.
 The note is secured by land and building and
 Guaranteed by the majority stockholder.  The
 Company has drawn only a portion of the total
 at period end.                              26,168

Notes payable to a non-related individual, due
 on demand, unsecured, with interest at 10% per
 annum. The  notes are convertible to common
 stock at 60% of the initial public offering
 price or 75% of a private offering. Upon the
 occurrence of the initial public offering,
 the Company will recognize a beneficial
 conversion feature in interest expense  of $3,000.
 The Company will recognize this expense regardless
 of whether the loan is converted to equity.  9,000

Note payable to GMAC, secured by an automobile,
 payable in monthly installments of $523
 including interest at 2.9%.  The note matures
 February 2002.                               1,037
                                         ----------
                                          1,269,316
      Less: Current maturities              119,037
                                         ----------
                                         $1,150,279
                                         ==========

The aggregate maturities of long-term debt for each of the next five years and thereafter are as follows:

                 Years Ending
                  December 31,
               ----------------
              2002                      $   119,037
              2003                          479,886
              2004                          110,870
              2005                           11,962
              2006                           13,175
           Thereafter                       708,870
                                        -----------
                                          1,443,800
           Less imputed interest            (21,674)
           Less unamortized discount       (152,810)
                                        -----------
                                        $ 1,269,316
                                        ===========

In connection with the note payable for a business acquisition above, amortization of imputed interest included in interest expense is $16,516 and $21,748 for the years ended December 31, 2001 and 2000, respectively.

In connection with the note payable issued with warrants above, amortization of the discount included in interest expense is $65,490 and $0 for the years ended December 31, 2001 and 2000, respectively.

During the year ended December 31, 2001 two lenders converted notes and accrued interest into shares of common stock. One lender converted debt and accrued interest of $10,000 in 8,889 shares of common stock at a conversion price of $1.125 per share. The other lender converted debt and accrued interest of $17,815 into 11,877 shares of common stock at a conversion price of $1.50 per share.

During the year ended December 31, 2000 three lenders converted notes totaling $150,000 into 200,000 shares of common stock. The conversion price was $0.75 per share.


(G) LOSS PER SHARE

Loss per share calculations are in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus the dilutive effect of outstanding common stock warrants and convertible debentures.

                         Years Ended December 31,
                       2001                    2000
                    ---------              ----------
Numerator:

Net loss,      $    (508,256)           $    (443,503)

Denominator:

Weighted average
shares outstanding 4,702,208                4,010,904

Effect of dilutive
 securities               --                       --

Earnings per share    $(0.11)                  $(0.11)

Earnings per share -
 assuming dilution    $(0.11)                  $(0.11)

For the years ended December 31, 2001 and 2000, the calculations of basic and diluted earnings per share are the same because potential dilutive securities would have an antidilutive effect. The potentially dilutive securities consisted of the following at December 31, 2001 and 2000:

                      2001                       2000
                    -------                    -------
Warrants            375,594                    278,625
Convertible notes    50,135                      8,944
Options              21,135                         --
                    -------                    -------
                    446,864                    287,569
                    =======                    =======

(H) STOCK OPTIONS AND WARRANTS

(1) Stock Options

The Company has granted certain employees and other individuals stock options to purchase the Company's common stock under employment agreements. The options generally vest immediately or when services are performed and have a maximum term of 10 years.

In 2001, the Company adopted the Original Beverage
Corporation 2001 Stock Option Plan. The options shall be granted from time to time by the Compensation
Committee. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date.

The following table summarizes the stock option activity for the years ended December 31, 2000 and 2001:

Weighted
Average
Exercise
                        Options               Price
                         ------               --------
Balance, January 1, 2000 20,000              $    2.00
    Granted - 2000       17,500                   2.00
    Exercised - 2000         --                     --
    Forfeited - 2000         --                     --
                         ------
 Balance, December 31,
                2000     37,500                   2.00
    Granted - 2001       17,500                   3.00
    Exercised - 2001         --                     --
    Forfeited - 2001         --                     --
                         ------
 Balance, December 31,
                2001     55,000              $    2.32
                         ======
Options exercisable      55,000              $    2.32
                         ======

A summary of the options outstanding and exercisable
at December 31, 2001 is as follows:
                Weighted        Weighted
 Exercise        Average         Average
  Price         Remaining      Contractual    Exercise
   Range          Number           Life         Price
-------------  -------------  ------------    --------
       $2.00          37,500    104 months       $2.00
       $3.00          17,500    114 months       $3.00

Had compensation cost for the plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed by SFAS 123, the Company's net loss would have been the pro forma amounts indicated below:

                                 2001          2000
                           -------------  ------------
  Net loss
    As reported            $  (508,256)   $  (444,503)
    Pro forma              $  (533,806)   $  (460,703)
  Loss per share
    As reported            $     (0.11)   $     (0.11)
    Pro forma              $     (0.11)   $     (0.11)

The following is a schedule of the weighted average exercise price and weighted average fair value in accordance with SFAS 123 for options granted in 2000:

                         Weighted             Weighted
                          Average              Average
                     Exercise price         Fair value
                 ------------------    ---------------
  Exercise price:
    Equals market price    $2.00                 $1.02
    Exceeds market price      --                    --
    Less than market price    --                    --

The following is a schedule of the weighted average
exercise price and weighted average fair value in
accordance with SFAS 123 for options granted in 2001:
                       Weighted             Weighted
                        Average              Average
                    Exercise price         Fair value
                  ----------------       -------------
  Exercise price:
    Equals market price    $3.00                 $1.46
    Exceeds market price      --                    --
    Less than market price    --                    --

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used for grants in 2001 and 2000: no expected dividends, 49% volatility, average risk - free interest rates ranging from 4.81% to 6.30% and expected lives of five years.

For the years ended December 31, 2001 and 2000, there were no compensation costs recognized in the net loss because no options were issued for less than the market value.

(2) Warrants

The Company grants warrants to non-employees. The warrants are exercisable immediately or when services have been performed and expire 5 to 10 years after issuance.

A summary to the warrants outstanding and exercisable
at December 31, 2001 is as follows:
                Weighted        Weighted
 Exercise        Average         Average
  Price         Remaining      Contractual    Exercise
  Range          Number           Life         Price
-------------  -------------  ------------    --------
        $0.02        262,500     42 months      $0.02
        $2.00        119,876    103 months      $2.00
        $3.00        466,500    119 months      $3.00

The amounts above included all warrants accounted for.
However, 420,000 warrants have not been issued because they will not be issued until the related debt has been paid, which will be February 2003.

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes options pricing model. The following assumptions were used for grants in 2000: no expected dividends, 49% volatility, average risk - free interest rates ranging from 5.17% to 6.30% and expected lives of five years.
The following assumptions were used for grants in 2001: no expected dividends, 49% volatility, average risk - free interest rates ranging from 4.76% to 4.81% and expected lives of five years.

For the year ended December 31, 2000, the Company incurred costs of $132,614 related to the issuance of warrants to non-employees. Of that amount, $106,641, representing 104,876 warrants, was incurred in relation to the sale of the Company's common stock and the amount was netted against proceeds received from the sale. The remaining $25,973, representing 30,000 warrants, was prepayment on a consulting contract entered into in December 2000 with a two-year term.
This amount has been included in prepaid assets in 2000 and will be expensed over the life of the agreement.

For the year ended December 31, 2001, the Company incurred costs of $45,994 related to the issuance of 31,500 warrants to non-employees. These warrants were issued in relation to the Company's initial public offering. The cost has been included in deferred stock issuance costs and will be netted against proceeds received from the sale of common stock.
Also, during 2001, as discussed in Notes E and F, the Company issued $420,000 of debt with warrants attached at a ratio of 1 warrant per $1 of debt for a total of 420,000 warrants. The warrants will be issued upon repayment of the debt. The value assigned to the warrants is $247,800, which was also the discount on the related debt. In addition, the Company recognized an expense of $12,987 as amortization of the December 2000 consulting contract, which had been prepaid through issuance of warrants.

(I) CONCENTRATIONS

During the years ended December 31, 2001 and 2000, two of the Company's customers together accounted for approximately 22% of sales in each year. These two customers accounted for 29% of outstanding accounts receivable at December 31, 2001.

The sale of the Company's products is attributable to the following product categories:

                                  2001          2000
                                --------      --------
  Gourmet non-alcoholic beverages   87%           91%
  Other products                    13%            9%

For the years ended December 31, 2001 and 2000, approximately 98% of the Company's sales were to customers in the United States of America. All of the Company's long lived assets are located in the United
States of America.

The Company currently relies on a single contract packer for a majority of its production and bottling of beverage products. The Company has different packers for their non-beverage products. Although there are other packers and the Company is in the process of outfitting their own brewery and bottling plant, a change in packers may cause a delay in the production process, which could ultimately affect operating results.

(J) OTHER INCOME AND EXPENSE

  Other income consists of the following:
                                 2001             2000
                              -------          -------
     Forgiveness of interest  $   --           $15,592
                              =======          =======

Other expense consists of the followings:
                                  2001           2000
                               --------       --------
     Miscellaneous non-operating
      expenses                $  1,388       $     --
                               ========       ========

(K) INCOME TAXES

At December 31, 2001, the Company had available
Federal and state net operating loss carryforwards to reduce future taxable income of approximately $993,000 and $635,000, respectively. Federal carryforwards expire through 2021 and the state carryforwards expire through 2006. The deferred tax asset is approximately
$369,000 at December 31, 2001; however, due to the uncertainty as to whether the Company will realize the benefit, a valuation allowance has been established for 100% of the deferred tax asset.

The provision for income taxes is comprised of the following at December 31, 2001:

           Federal           State             Total
         ----------        ---------          --------
 Current $     --         $     800          $    800
 Deferred  (8,400)           (5,600)          (14,000)
         ---------         ---------          --------
        $  (8,400)        $  (4,800)         $(13,200)
         =========         =========          ========

The provision for income taxes is comprised of the following at December 31, 2000:

          Federal           State             Total
        ----------        ---------           -------
Current $ (45,567)        $     800         $ (44,767)
Deferred    3,583               874             4,457
         ---------         ---------         ---------
        $ (41,984)        $   1,674         $ (40,310)
         =========         =========         =========

The components of the Company's net deferred tax provision are as follows:

                          2001                 2000
                      ------------          ----------
  Net operating loss$   (255,690)         $  (120,085)
  Depreciation and
   amortization            3,612               10,518
  Other                  (10,792)              (6,061)
  Valuation reserve      248,870              120,085
                      ------------          ----------
                    $    (14,000)         $     4,457
                      ============         ===========

The components of the Company's net deferred tax asset are as follows:

    Net operating loss                     $  374,631
    Other                                      (5,676)
    Valuation reserve                        (368,955)
                                            ----------
                                           $       --
                                            ==========

A reconciliation of the provision for income taxes to
the amount computed at the Federal statutory rate is
as follows:
                               2001            2000
                            ----------       --------
   Federal income benefit at
   statutory rate           $(182,512)      $(162,192)
   State minimum tax              800             528
   Permanent differences      (80,358)          1,269
   Change in valuation reserve248,870         120,085
                             ---------       ---------
                            $ (13,200)      $ (40,310)
                             =========       =========

(L) COMMITMENTS

In connection with the acquisition of the rights to China Cola, the Company entered into a royalty agreement for a period from July 2000 to June 2002 for $0.75 per case sold of China Cola products with a minimum payment of $18,750 per year. The payments are being made to the former owner of China Cola who is now one of the Company's directors. Expenses incurred under this agreement are classified as selling expenses in the income statement. The expense under this agreement totaled $20,174 and $8,077 for the years ended December 31, 2001 and 2000, respectively.

The Company has an agreement with Malibu Teaz that gives the Company license to manufacture and market the product. The Company must pay Malibu Teaz 50% of all profits from the sale of the product. Per the agreement, profit is defined as actual revenue from sales less actual expenses of the Company in effecting or causing the manufacture, marketing, and shipment of the products, including reasonable overhead. Expenses incurred under this agreement are classified as selling expenses in the income statement. The expense under this agreement totaled $3,336 and $1,605 for the years ended December 31, 2001 and 2000, respectively.

The Company leases two pieces of machinery under non-cancelable operating leases. The first lease calls for monthly payments of $1,795 and expires in October
2006. The Company has the option to renew the lease for another eight months or purchase the equipment at fair market value. The second lease calls for monthly payments of $185 and expires in May 2004.

Future payments under these leases for each of the next five years are as follows:

                                       Years Ending
                                       December 31,
                                     ---------------
             2002                        $   23,760
             2003                            23,760
             2004                            22,465
             2005                            21,540
             2006                            17,950
                                         ----------
                                         $  109,475
                                         ==========
(M) SUBSEQUENT EVENT

In March 2002, the Company signed a letter of intent to obtain a line of credit with Alco Financial
Services. The maximum available under the line of credit would be $900,000. Payment terms, maturity date, and the applicable interest rate are still being negotiated.

APPENDIX A

SUBSCRIPTION AGREEMENT

To Reed's, Inc.:

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the Prospectus dated
___________, 2002 (the "Prospectus") and am aware of the risk factors contained therein. I represent that I have relied solely upon the contents of the Prospectus in making an investment decision with regard to the shares offered thereby, and I have not relied on any other statements made by or with regard to Reed's, Inc. in connection with its anticipated operations or financial performance.

I further represent that I am a resident of the state of _______________ and that the broker-dealer through whom I am making this purchase is Equityhound
Securities Corp. or, if another broker-dealer, the following: ________________________.

I understand that Reed's Inc. and the broker-dealer will be relying on the above representations by me.

___________________     _____________________
     (Signature)          (Date)

___________________     _____________________
     (Signature)          (Date)


Enclosed is payment for ________ shares at $6.00;
Total: $________*

Register the shares in the following name(s) and amount(s):

(Please Print)

Name(s):_____________________________________________

Number of share(s):  ________________

As (check one) [ ] Individual  [ ] Joint Tenancy
[ ] Husband & Wife as community property

[ ] Tenants in Common   [ ] Corporation   [ ] Trust
[ ] Other:

For the person(s) who will be registered shareowners:

Mailing
Address:____________________________________________

City, State,
Zip:________________________________________________

Telephone:__________________________________________

Social Security or Taxpayer ID
Number(s):________________________

No Subscription Is Effective Until Acceptance. The undersigned understands that this subscription may be accepted or rejected in whole or in part by Reed's, Inc. in its sole discretion and that this subscription is and shall be irrevocable unless Reed's, Inc. for any reason rejects this subscription

Subscription Accepted by Reed's, Inc.:

___________________________              __________
Christopher Reed, President                Date

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors and Officers

Pursuant to our company's Bylaws, we may indemnify our directors and officers under certain circumstances against reasonable expenses
(including court costs and attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of our company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and we have the financial ability to honor the indemnity.

Item 25. Other Expenses of Issuance and
Distribution

SEC Registration Fees               $   4,500.00
Cost of Printing and Engraving
Share Certificates                      5,000.00*
Postage (mailing share certificates)      500.00*
Web Development (1)                    50,000.00*
Advertising Expenses (2)              170,000.00*
Legal Fees                             30,000.00*
Accounting Fees                        15,000.00*
Blue Sky Fees and Expenses
(State Registrations)                  20,000.00*
Miscellaneous Expenses (3)              5,000.00*
                                    -------------
TOTAL                               $ 300,000.00*
                                    =============
* Estimated.

(1) Web development expenses include: Cost of contracted design of web based disclosure documents, banner ads (tombstones) for other websites, web based cash transfer scenario development, secure server setup and maintenance, and related tasks. We anticipate that designers and technicians in this arena will cost an average of $100.00/hour for reliable workers and we are budgeting $50,000.00 for the performance of these tasks and implementation of the programming so designed.

(2) Advertising Expenses include magazine space in such magazines as Vegetarian Times, New Age
Magazine, and Natural Health. These ads generally cost a minimum of $5,000.00 and can cost upwards of $10,000.00 each. We may place as many as twenty such ads for a total expenditure of up to $100,000 to $125,000. We also may spend as much as $20,000 for banner advertisements on both small and major sites.

Promotional materials affixed to product packaging are expected to cost about $25,000. The advertising expenses set forth above are estimates based upon our experience and ad-rate shopping within the advertising and development sectors that we plan to utilize.)

(3) Miscellaneous expenses includes other expenses which the Company may incur in connection with the offering, including any outside clerical expenses incurred in connection with the offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three (3) years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

* In December 1998, a private placement offering was conducted by the Company raising approximately
$213,150 from the sale of 142,100 shares of common stock at a price of $1.50 per share. The Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* From April 1999 to April 2000, a Rule 504 exempt public offering was conducted by the Company raising approximately $899,950 from the sale of 449,975 shares of common stock at a purchase price of $2.00 per share.

* In September 1999, the Company issued options to purchase 20,000 shares of common stock to a manager of the Company. The options have an exercise price of $2.00 per share and expire in September 2010. No compensation cost was recognized because the strike price equaled the fair value of the stock at the date of issuance. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In June 2000, the Company issued options to purchase
17,500 shares of common stock to a manager of the Company. The exercise price of the options is $2.00 per share, and the options expire in June 2010. No compensation cost was recognized because the strike price equaled the fair value of the stock at the date of issuance. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including thequalifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In June 2000, the Company issued warrants to purchase 104,876 shares of common stock to Peter
Sharma, a consultant of the Company, in partial consideration for services rendered to the Company.
The exercise price of the options is $2.00 per share, and the options expire in June 2010. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 6.30% and expected life of five years.
The value was calculated to be $1.02 per warrant for a total value of $106,641.10. The warrants were issued for services in connection with raising capital so the amount was treated as a reduction of proceeds received from issuances of commons stock. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In August of 2000, $500,000 was raised in a private sale of 250,000 shares of common stock at $2 per share to Joseph Grace, an existing shareholder of the Company. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In December 2000 the Company issued 130,000 shares of common stock to David Robinov in consideration for the assets of China Cola. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In December 2000, the Company issued 1,500 shares of common stock as a year-end bonus to its employees.
The Company recognized $3,000 as compensation expense. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non- public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

* In December 2000 Donald Hall, James Wade and Robert
Felton converted $150,000 worth of convertible debt issued in 1991 into 200,000 shares of common stock.
The conversion price was $.75 per share. In addition, Donald Hall exercised warrants for 37,500 shares of common stock, which had been issued in connection with the issuance of the debt at $1 per share. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resale of the securities acquired.

* In December 2000, the Company granted to an existing shareholder of the Company warrants to purchase 15,000 common shares at an exercise price of $2.00 per share and warrants to purchase 15,000 common shares at an exercise price of $3.00 per share. The warrants expire in December 2010. The warrants were issued as prepayment for a two-year consulting contract. The value has been treated as a prepaid assets which will be expensed over the life of the contract. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 5.17% and expected life of five years. The value for the warrants with a strike price of $2.00 was calculated to be $0.98 per warrant. The value for the warrants with a strike price of $3.00 was calculated to be $0.75 per warrant. The total value of all of the warrants is $25,973.30. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In January 2001, the Company issued 14,500 shares of common stock as a yearend bonus to its employees. The
Company recognized $29,000 of compensation expense.
The Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

* In January 2001, the Company issued 3,200 shares of common stock in exchange for services provided by two vendors. The Company estimates that the value of the services provided in exchange for the shares was approximately $2.00 per share, so it has recognized $6,400 of expense. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

* In February 2001 Robert T. Reed Jr. exercised warrants for 20,000 shares of the common stock at $1/share. The warrants had been issued in 1992. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In May of 2001, the Company sold 500 shares of common stock at $3/share to an existing shareholder who is not an affiliate of the Company. The Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In June 2001, the Company issued options to purchase
17,500 shares of common stock to a manager of the Company. The exercise price of the options is $3.00 per share, and the options expire in June 2011 No compensation cost was recognized because the strike price equaled the fair value of the stock at the date of issuance. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In June 2001, the Company issued warrants to purchase 30,000 shares of common stock to a consultant of the Company in partial consideration for services rendered to the Company. The exercise price of the options is $3.00 per share, and the options expire in June 2011. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 4.81% and expected life of five years. The value was calculated to be $1.46 per warrant for a total value of $43,806.68. The total value has been included in deferred stock offering costs to be offset against the future sale of common stock. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In May, June, and July of 2001, the Company raised
$420,000 from the issuance of corporate debt to fifteen persons who were existing shareholders or otherwise familiar with the Company. This debt is due in February 2003, and an annual coupon rate of 8%. The investors also received warrants to purchase an aggregate of 420,000 common shares at an exercise price of $3.00 per share. The options expire ten years from the date of issuance. The investors were:

William Robertson                     $159,000
Lucinda Robertson                      $30,000
David Robinov                          $50,000
Martin Shepard                         $20,000
Kapur Payson                           $30,000
Mark Johnson                           $30,000
Dan Keays                              $30,000
Bill Milligan                          $25,000
Shane Milligan                         $20,000
Brant Milligan                          $5,000
Billy Milligan                          $5,000
Shalee Milligan                         $5,000
Shannon Milligan                        $5,000
William Holiman                         $1,000
Jason Robertson                         $5,000

A portion of the loans proceeds has been allocated to the value of the underlying warrants based on the requirements of APB 14 which was calculated to be $247,800. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In July 2001, Mark Reed converted $10,000 worth of convertible debt issued in 1991 and accrued interest into 8,889 shares of common stock, or a conversion rate of $1.125 per share. The Company believes that the conversion was exempt from registration under the Securities Act by reason of Section 3(a)(9), since the issuance was an exchange with existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. In addition, the Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non- public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In July 2001, the Company issued warrants to purchase 1,500 shares of common stock to a consultant of the Company in partial consideration for services rendered to the Company.
The exercise price of the options is $3.00 per share, and the options expire in July 2011. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 4.76% and expected life of five years. The value was calculated to be $1.46 per warrant for a total value of $2,187.05. The total value has been included in deferred stock offering costs to be offset against the future sale of common stock. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In August of 2001, $15,000 was raised in a private sale of a total of 3,750 shares of common stock at $4.00/share to two existing shareholders of the Company who are not affiliates of the Company. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In October 2001, B.J. Green converted $17,815 worth of convertible debt and interest into 11,877 shares of common stock, or a conversion rate of $1.50 per share. The convertible debt had been issued in 1991.
The Company believes that the conversion was exempt from registration under the Securities Act by reason of Section 3(a)(9), since the issuance was an exchange with existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
In addition, the Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

Item 27 Exhibits

Copies of the following documents are filed with this registration statement as exhibits:

1.   Selling Agent Agreement
3.1  Certificate of Incorporation
    (Charter Document)*
3.2 Bylaws*
3.3 Amendment to Bylaws
5.1  Legal opinion of Edward T. Swanson, Esq.
10.1 2001 Employee Stock Option Plan*
10.2 Brewing Agreement dated June 1, 2001 between the Company and The Lion Brewery, Inc.*
10.3 License Agreement with Malibu Teaz
23.1 Consent of Sprayberry, Barnes, Marietta &
     Luttrell
23.3 Consent of Edward T. Swanson, Esq.
    (contained in Exhibit 5.1)
24.1 Powers of Attorney
    (included in the signature page to the
     Registration Statement)

   * Previously filed.

Item 28 Undertakings

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section
10(a)(3) of the 1933 Act,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section
230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
SB-2 and authorized this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on this 1st day of May, 2002.

REED'S, INC.

By /s/ Christopher J. Reed
__________________________________
(Christopher J. Reed, President)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of Reed's, Inc., a Delaware corporation, do hereby constitute and appoint Christopher J. Reed the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.
Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Christopher J. Reed
__________________________________
(Christopher J. Reed)
Chief Executive Officer, President & Chief
Financial Officer (Principal Financial Officer
and Principal Accounting Officer) Chairman of the
Board and Director
May 1, 2002


________________________________
(Joseph Grace)
Director
April __, 2002

/s/ David Robinov
_______________________________
(David Robinov)
Director
May 1, 2002

/s/ Mark Panely
_______________________________
(Mark Panely)
Director
May 1, 2002

EXHIBIT 1

SELLING AGENT AGREEMENT
This Selling Agent Agreement (the "Agreement") is entered into as of this ______day of _________, 2002, by and between Reed's, Inc., a Delaware corporation
("Company"), and Blue Bay Capital, a Washington corporation ("Selling Agent"), a registered member of the National Association of Securities Dealers, Inc.
("NASD").

R E C I T A L S
A. Company desires to offer and sell (the
"Offering") up to 3,000,000 shares (the "Shares") of
its Common Stock on a "best efforts" basis, pursuant
to a registration statement on Form SB-2, as amended
(the "Registration Statement").
B. Subscriptions for the Shares will be on the terms
and conditions set forth in the Registration
Statement.
C. Shares will be sold only in states and
jurisdictions in which it is legal for the Offering to
be made.
D. Company and Selling Agent desire that Selling
Agent, employing Peter Sharma as its Registered
Representative, act as the exclusive selling agent for
Company with respect to the Offering.
E. Company may add members to the selling group,
subject however to the right of the Selling Agent to
approve or reject such addition and/or the economic
terms thereof, in its sole and absolute discretion as
advised by its Registered Representative, Peter
Sharma.
NOW, THEREFORE, based upon the foregoing premises and
in consideration of the mutual covenants and
conditions herein contained, the parties hereby agree
as follows:
1. Selling Agent.
Company hereby appoints Selling Agent as exclusive
selling agent for the Offering and Selling Agent
hereby accepts such appointment.  Company may add
members to the selling group, subject however to the
right of the Selling Agent as advised by its
Registered Representative, Peter Sharma to approve or
reject any such addition and to approve or reject the
efforts of those seeking to exercise a subscription on
behalf of any prospective public subscribers to the
Offering.  Selling Agent agrees to use commercially
reasonable efforts to obtain subscriptions for the
Shares on the terms and conditions set forth in the
Registration Statement and upon the other terms and
conditions set forth in this Agreement.
2. Commissions.
Company shall pay Selling Agent a commission of 10% of
the purchase price for Shares sold through the Selling
Agent as compensation for Selling Agent's services
pursuant to this Agreement (the "Commission").
Selling Agent may re-allow all or a portion of the
Commission to broker/dealers utilized by the Selling
Agent ("Selected Dealers") who are members of the NASD
and who have executed a Selected Dealers Agreement in
form reasonably acceptable to Company, but Company
shall have no obligation with respect to commissions
of Selected Dealers, and Selling Agent shall hold
Company harmless for any commissions due Selected
Dealers.
3. Expenses.
3.1 Company covenants and agrees that it will pay or
cause to be paid all costs of the Offering, including
but not limited to the following:  (i) the cost of
printing or producing this Agreement, the prospectus
included in the Registration Statement (the
"Prospectus"), the cost of maintaining an internet
site at which the Prospectus is available for viewing
by potential investors, all advertising of the
Offering by the Company (but not advertising by the
Selling Agent unless otherwise agreed in writing by
the Company), and any other documents in connection
with the Offering, and the purchase, sale and delivery
of the Shares; (ii) the cost of preparing and printing
certificates for the Shares issued in connection with
the Offering; and (iii) all other costs and expenses
incident to the performance of Company' obligations
hereunder which are not otherwise specifically
provided for in this Section 3 including, but not
limited to, Federal and State registration fees.
3.2   Company agrees to pay to Selling Agent a non-
accountable expense allowance equal to 0.5% of all
aggregate proceeds from sales of Shares through the
Selling Agent. This Expense allowance shall be
accounted for, and expenses approved by Selling
Agent's Registered Representative, Peter Sharma
4.	Agency to Offer Shares.
4.1	As exclusive selling agent for Company in
connection with the Offering, Selling Agent shall
directly or through Selected Dealers receive, evaluate
and recommend the acceptance or rejection to Company
of subscriptions and prospective subscriptions for the
Shares from subscribers and potential subscribers for
Shares.  All offers and sales of the Shares by Selling
Agent or any Selected Dealer shall be in compliance
with applicable requirements of federal and state
securities laws, the rules and regulations of the
NASD, the terms of the Registration Statement, and
this Agreement.  Selling Agent shall be responsible
for supervising Selected Dealers utilized by it and
ensuring that all Selected Dealers use due diligence
in complying with the terms of the Registration
Statement and this Agreement.
4.2	All subscriptions for the Shares proposed by
Selling Agent to be accepted by Company shall be on
the terms and conditions set forth in the Prospectus.
Each of the offerees (the "Offerees") electing to
purchase Shares must complete, execute and deliver a
Subscription Agreement in the form attached to the
Registration Statement (the "Subscription Agreement")
and take such other actions as are required
thereunder.
4.3	Payment by subscribers of the purchase price of
the Shares shall be made in accordance with the terms
set forth in the Prospectus.  In the event the
Offering terminates prior to its consummation, Company
shall promptly return all funds without interest to
the subscribers.
4.4	Company shall have the right, in its sole
discretion, (i) to reject for any reason any or all of
Selling Agent's Offerees, and (ii) to reject for any
reason any or all subscriptions proposed by Selling
Agent.
4.5	Promptly upon any change being made in the
Offering, or in the form of the Subscription
Agreement, notice therefore and such number of copies
of such change or revision as Selling Agent shall
reasonably request shall be delivered to Selling
Agent.
5.	Representations  and Warranties of Company.
Company represents and warrants to Selling Agent that:
5.1	Compliance With Act.  The Offering will be made
only pursuant to the Registration Statement.  The
Company will do all things necessary to comply with
the provisions of the Securities Act of 1933, as
amended (the "Act") and rules and regulations
promulgated thereunder applicable to the Offering.
5.2	States In Which Offering Is Made.  The Offering
shall be made only in states and other jurisdictions
in which the Offering has been registered or
qualified, or is exempt from registration or
qualification.
5.3	No Conflict.  The issue and sale of the Shares by
Company, the execution and delivery of this Agreement,
the consummation of the transactions herein
contemplated, and compliance with the terms of this
Agreement will not conflict with or result in a breach
of any of the terms, conditions, or provisions  of, or
constitute a default under any existing or
contemplated contract, note, indenture, deed of trust,
mortgage, loan agreement or other agreement or
instrument to which Company is a party or to which any
of the assets or properties of Company is subject or
bound, nor will such action result in any violation of
any provision of the Certificate of Incorporation or
Bylaws of Company, or any law, order, rule,
regulation, writ, injunction, or decree of any
government, governmental instrumentality, or court
having jurisdiction over Company or any of its assets
or properties.
5.4	Authorizations and Consents.  No authorization,
consent, approval, order, registration or
qualification of any public body or authority is
necessary to the issuance and the sale of the Shares
or the consummation by Company of the transactions
contemplated by this Agreement, except compliance with
the Act and applicable state and/or foreign securities
laws.
5.5	Organization and Qualification.  Company is duly
incorporated or organized and validly existing in the
jurisdiction of its incorporation and has all
requisite corporate power and authority to own its
properties and to carry on its business as now being
conducted.  Company is duly qualified as a foreign
corporation to do business and is in good standing in
every jurisdiction in which the nature of the business
conducted by it makes such qualification necessary,
except to the extent that the failure to be so
qualified or be in good standing would not have a
material adverse effect on the Company.
5.6	Authorization, Enforcement, Compliance with Other
Instruments.  (i) The Company has the requisite
corporate power and authority to enter into and
perform this Agreement, in accordance with the terms
hereof, (ii) the execution and delivery of this
Agreement by the Company and the consummation by it of
the transactions contemplated hereby has been duly
authorized by the Company's Board of Directors and no
further consent or authorization is required by the
Company, its Board of Directors or its stockholders,
(iii) this Agreement has been duly executed and
delivered by the Company, (iv) this Agreement
constitutes the valid and binding obligations of the
Company enforceable against the Company in accordance
with its terms, except as such enforceability may be
limited by general principles of equity or applicable
bankruptcy, insolvency, reorganization, moratorium,
liquidation or similar laws relating to, or affecting
generally, the enforcement of creditors' rights and
remedies.
5.7	Capitalization.  The authorized capital stock of
the Company, and the number of shares of outstanding
Common Stock, is correctly stated in the Prospectus as
of the dates set forth with respect thereto.  All of
the outstanding shares have been validly issued and
are fully paid and nonassessable.  Except as disclosed
in the Prospectus, no shares of Common Stock are
subject to preemptive rights or any other similar
rights or any liens or encumbrances suffered or
permitted by the Company.  Except as disclosed in the
Prospectus:  (i) there are no outstanding options,
warrants, scrip, rights to subscribe to, calls or
commitments of any character whatsoever relating to,
or securities or rights convertible into, any shares
of capital stock of the Company, or contracts,
commitments, understandings or arrangements by which
the Company is or may become bound to issue additional
shares of capital stock of the Company or options,
warrants, scrip, rights to subscribe to, calls or
commitments of any character whatsoever relating to,
or securities or rights convertible into, any shares
of capital stock of the Company, as of the date(s)
stated with respect thereto in the Prospectus,
(ii) there are no outstanding debt securities and
(iii) there are no agreements or arrangements under
which the Company is obligated to register the sale of
any of its securities under the Act.  There are no
securities or instruments containing anti-dilution or
similar provisions that will be triggered by  this
Agreement or any related agreement or the consummation
of the transactions described herein or therein.  The
Company has furnished to the Selling Agent true and
correct copies of the Company's Certificate of
Incorporation, as amended and as in effect on the date
hereof (the "Certificate of Incorporation"), and the
Company's By-laws, as in effect on the date hereof
(the "By-laws").
5.8	Compliance With Rule 10b-5.  The Registration
Statement does not include any untrue statements of
material fact, or omit to state any material fact
required to be stated therein necessary to make the
statements made, in light of the circumstances under
which they were made, not misleading.
5.9	No Default.  Company is not in default in the
performance or observance of any material obligation,
agreement, covenant or condition contained in any
indenture, mortgage, deed of trust or other material
instrument or agreement to which it is a party or by
which it is or its property is bound and neither the
execution, nor the delivery by the Company, nor the
performance by the Company of its obligations under
this Agreement or any of the exhibits or attachments
hereto will conflict with or result in the breach or
violation of any of the terms or provisions of, or
constitute a default or result in the creation or
imposition of any lien or charge on any assets or
properties of the Company under its Certificate of
Incorporation, By-Laws, any material indenture,
mortgage, deed of trust or other material agreement
applicable to the Company or instrument to which the
Company is a party or by which it is bound, or any
statute, or any decree, judgment, order, rules or
regulation of any court or governmental agency or body
having jurisdiction over the Company or its
properties, in each case which default, lien or charge
is likely to cause a material adverse effect on the
Company's business or financial condition.
5.10	Absence of Events of Default.  No Event of
Default, as defined in the respective agreements to
which the Company is a party, and no event which, with
the giving of notice or the passage of time or both,
would become an Event of Default (as so defined), has
occurred and is continuing, which would have a
material adverse effect on the Company's business,
properties, prospects, financial condition or results
of operations.
5.11	Intellectual Property Rights.  The Company owns
or possesses adequate rights or licenses to use all
material trademarks, trade names, service marks,
service mark registrations, service names, patents,
patent rights, copyrights, inventions, licenses,
approvals, governmental authorizations, trade secrets
and rights necessary to conduct its business as now
conducted.  The Company does not have any knowledge of
any infringement by the Company of trademark, trade
name rights, patents, patent rights, copyrights,
inventions, licenses, service names, service marks,
service mark registrations, trade secret or other
similar rights of others, and, to the knowledge of the
Company, there is no claim, action or proceeding being
made or brought against, or to the Company's
knowledge, being threatened against, the Company
regarding trademark, trade name, patents, patent
rights, invention, copyright, license, service names,
service marks, service mark registrations, trade
secret or other infringement; and the Company is
unaware of any facts or circumstances which might give
rise to any of the foregoing.
5.12	Employee Relations.  Company is not involved in
any labor dispute nor, to the knowledge of the
Company, is any such dispute threatened.  None of the
Company's employees is a member of a union and the
Company believes that its relations with its employees
are good.
5.13	Environmental Laws.  The Company (i) is in
compliance with any and all applicable material
foreign, federal, state and local laws and regulations
relating to the protection of human health and safety,
the environment or hazardous or toxic substances or
wastes, pollutants or contaminants ("Environmental
Laws"), (ii) has received all permits, licenses or
other approvals required of them under applicable
Environmental Laws to conduct its business and
(iii) is in compliance with all terms and conditions
of any such permit, license or approval.
5.14	Title.  Company has good and marketable title to
its properties and material assets owned by it, free
and clear of any pledge, lien, security interest,
encumbrance, claim or equitable interest other than
such as are not material to the business of the
Company.  Any real property and facilities held under
lease by the Company is held under valid, subsisting
and enforceable leases with such exceptions as are not
material and do not interfere with the use made and
proposed to be made of such property and buildings by
the Company.
5.15	Insurance.  The Company is insured by insurers of
recognized financial responsibility against such
losses and risks and in such amounts as management of
the Company believes to be prudent and customary in
the business in which the Company is engaged.  Company
has not been refused any insurance coverage sought or
applied for and the Company has no reason to believe
that it will not be able to renew its existing
insurance coverage as and when such coverage expires
or to obtain similar coverage from similar insurers as
may be necessary to continue its business at a cost
that would not materially and adversely affect the
condition, financial or otherwise, or the earnings,
business or operations of the Company.
5.16	Regulatory Permits.  The Company possesses all
certificates, authorizations and permits issued by the
appropriate federal, state or foreign regulatory
authorities necessary to conduct its business, and the
Company has not received any notice of proceedings
relating to the revocation or modification of any such
certificate, authorization or permit.
5.17	Absence of Litigation.  There is no action, suit,
proceeding, inquiry or investigation before or by any
court, public board, government agency, self-
regulatory organization or body pending against or
affecting the Company or the Common Stock, wherein an
unfavorable decision, ruling or finding would (i) have
a material adverse effect on the transactions
contemplated hereby, (ii) adversely affect the
validity or enforceability of, or the authority or
ability of the Company to perform its obligations
under, this Agreement or any of the documents
contemplated herein, or (iii) have a material adverse
effect on the business, operations, properties,
financial condition or results of operation of the
Company.
5.18	Subsidiaries.  Company does not presently own or
control, directly or indirectly, any material interest
in any other corporation, partnership, association or
other business entity.
5.19	Tax Status.  The Company has made, filed, or has
obtained current extensions for all federal and state
income and all other tax returns, reports and
declarations required by any jurisdiction to which it
is subject and (unless and only to the extent that the
Company has set aside on its books provisions
reasonably adequate for the payment of all unpaid and
unreported taxes) has paid all taxes and other
governmental assessments and charges that are material
in amount, shown or determined to be due on such
returns, reports and declarations, except those being
contested in good faith and has set aside on its books
provision reasonably adequate for the payment of all
taxes for periods subsequent to the periods to which
such returns, reports or declarations apply.  There
are no unpaid taxes in any material amount claimed to
be due by the taxing authority of any jurisdiction,
and the officers of the Company know of no basis for
any such claim.
6.	Representations And Warranties Of Selling Agent.
Selling Agent represents and warrants to Company that:
6.1	Selling Agent is a member of the NASD.
6.2	Selling Agent is a licensed broker-dealer in the
State of Washington and in each other state in which
the Selling Agent offers Shares on behalf of Company.
6.3	Selling Agent has the corporate power and
authority to enter into this Agreement and to perform
its obligations hereunder or contemplated hereby.
6.4	This Agreement has been duly authorized, executed
and delivered by Selling Agent and is a valid and
binding obligation of Selling Agent and enforceable in
accordance with its terms, (except:  (l) as the
enforceability hereof may be limited by bankruptcy or
other laws now or hereafter in effect relating to or
affecting creditors' rights, (2) that the remedy of
specific performance and injunctive and other forms of
equitable relief may be subject to equitable defenses
and to the discretion of the court before which any
proceedings therefor may be brought, and (3) as rights
to indemnity or contribution hereunder may be limited
by Federal or state securities law or common law).
6.5	At all times prior to the completion of the
Offering , the information furnished in writing to
Company by Selling Agent expressly for inclusion in,
or omission from, the Registration Statement or any
amendment or supplement thereto will not contain  any
untrue statement of a material fact or omit to state
any material fact required to be stated therein or
necessary to make the statements in, or omissions
from, the Registration Statement or any amendment
thereof or supplement thereto in reliance upon and in
conformity with such information not misleading.
6.6	Selling Agent and any Selected Dealers utilized
by it shall comply with all terms and conditions of
the Registration Statement and this Agreement.
6.7	Selling Agent is the employer of Peter Sharma as
the Registered Representative responsible for
execution of the Selling Agent's efforts on behalf of
the Company.
7.	Covenants Of Company.
Company covenants and agrees as follows:
7.1	To furnish Selling Agent with copies of the
Registration Statement, the prospectus, and any
amendments or supplements thereto in such quantities
as Selling Agent may from time to time reasonably
request.
7.2	To apply the net proceeds from the sale of the
Shares to be sold by it hereunder substantially for
the purposes and in the manner and amounts set forth
under "Use of Proceeds" in the Registration Statement.
7.3	To advise you promptly and, if requested by you,
confirm such advice in writing, (i) when the
Registration Statement has become effective, if and
when a prospectus is sent for filing pursuant to
Rule 424 under the Securities Act and when any post-
effective amendment to the Registration Statement
becomes effective, (iii) of the receipt of any
comments from the Commission that relate to the
Registration Statement or requests by the Commission
for amendments to the Registration Statement or
amendments or supplements to the prospectus or for
additional information, (iii) of the issuance by the
Commission of any stop order suspending the
effectiveness of the Registration Statement, or of the
suspension of qualification of the shares for offering
or sale in any jurisdiction, or the initiation of any
proceeding for such purpose by the Commission or any
state securities commission or other regulatory
authority, and (iv) of the happening of any event
which makes any statement of a material fact made in
the Registration Statement (as amended or supplemented
from time to time) untrue or which requires the making
of any additions to or changes in the Registration
Statement (as amended or supplemented from time to
time) in order to make the statements therein not
misleading or that makes any statement of a material
fact made in the prospectus (as amended or
supplemented from time to time) untrue or which
requires the making of any additions to or changes in
the prospectus (as amended or supplemented from time
to time) in order to make the statements therein, in
light of the circumstances under which they were made,
not misleading.  If at any time the Commission shall
issue any stop order suspending the effectiveness of
the Registration Statement, or any state securities
commission or other regulatory authority shall issue
an order suspending the qualification or exemption of
the shares under any state securities or Blue Sky
laws, the Company shall, if reasonably requested by
you, use every reasonable effort to obtain the
withdrawal or lifting of such order at the earliest
possible time.
7.4	Not to file any amendment or supplement to the
Registration Statement, whether before or after the
time when it becomes effective, or make any amendment
or supplement to the prospectus of which you shall not
previously have been advised and provided a copy of
prior to the filing thereof, or to which you shall
reasonably object; and to prepare and file with the
Commission, promptly upon your reasonable request, any
amendment to the Registration Statement or supplement
to the prospectus which may be necessary in connection
with the Offering.
7.5	If any event shall occur as a result of which, in
the opinion of counsel for the Selling Agent, it
becomes necessary to amend or supplement the
prospectus in order to make the statements therein, in
the light of the circumstances existing as of the date
the prospectus is delivered to a purchaser, not
misleading, or if it is necessary to amend or
supplement the prospectus to comply with the
Securities Act, to, as promptly as practicable,
prepare and file with the Commission an appropriate
amendment or supplement to the prospectus so that the
statements in the prospectus, as so amended or
supplemented, will not, in the light of the
circumstances existing as of the date the prospectus
is so delivered, be misleading, and will comply with
the Securities Act.
7.6	To use its best efforts to do and perform all
things required to be done and performed under this
Agreement by it, and to satisfy all conditions
precedent to the Offering.
8.	Covenants Of Selling Agent.
Selling Agent covenants and agrees as follows:
8.1	Selling Agent shall maintain such licenses as are
required in order for it to perform its obligations
under this Agreement.  If any such license is
suspended or canceled, or if any proceeding is
initiated for suspension or cancellation thereof,
Selling Agent shall promptly so notify Company.
8.2	Selling Agent shall obtain from NASD such
clearance of the arrangements set forth in this
Agreement as may be required.
8.3	In offering and selling the Shares, Selling Agent
and the Selected Dealers shall comply with the
requirements of all applicable Federal, state and
foreign securities laws, as well as common law or any
other law and every order, rule and regulation of any
court or regulatory authority applicable to Selling
Agent or any Selected Dealer in connection with the
Offering, and Selling Agent further agrees that
neither it nor any Selected Dealer will take any
action which would, by itself, require registration of
the Shares under the Act or any other securities laws.
8.4	While this Agreement remains in effect, Selling
Agent agrees to use all reasonable means to respond to
bona fide potential investors in the Offering in a
timely manner.  The parties agree that the Selling
Agent will be deemed to be responding in a timely
manner if it generally attempts to make initial
contacts with bona fide potential investors within 2
business days of when the lead is entered in Selling
Agent's database (or such longer period of time as is
appropriate under the circumstances).  If Selling
Agent is unable to reach the "decision-maker" at any
such leads, it will attempt to make follow-up contact
within a reasonable time frame under the
circumstances.  The Company shall inform the Selling
Agent in writing if it believes that Selling Agent is
in breach of the terms of this provision, and shall
give Selling Agent a reasonable period of time to cure
such breach.  The Company's sole remedy against
Selling Agent for an uncured breach of this provision
shall be the right of the Company to add additional
members to the selling group without Selling Agent's
prior approval.
9.	Options.
Upon the closing of the sale of the Shares being
offered, the Company will grant to the Selling Agent a
ten-year option (the "Share Purchase Option") to
purchase up to a number of shares of Common Stock
equal to fifteen percent (15%) of the number of Shares
sold through the efforts of the Selling Agent (the
"Option Shares"). The Share Purchase Option shall be
assigned by the Selling Agent at a ratio of one option
assigned to the Selling Agent for every nine options
assigned to its representative Peter Sharma. The Share
Purchase Option shall be exercisable for a period of
nine years commencing one year after the effective
date of the Registration Statement at an exercise
price of $6.00 per share.  The Share Purchase Option
cannot be transferred, sold, assigned, or hypothecated
for one year, except that it may be assigned in whole
or in part during such period to any registered
representative of the Selling Agent.
10.	Indemnification.
10.1	Company will indemnify Selling Agent and the
Selected Dealers and any of their control persons (as
defined in sec.20 of the Exchange Act) and hold Selling
Agent and the Selected Dealers and any of their
control persons harmless against any losses, claims,
damages, liabilities or expenses, whether joint or
several, to which Selling Agent or the Selected
Dealers or any of their control persons may become
subject under the Act or the California Securities
Laws or under any other statute or at common law
otherwise insofar as such losses, claims, damages,
liabilities or expenses (or actions in respect
thereof) arise out of or are based upon any untrue
statement or alleged untrue statement of any material
fact contained in the Registration Statement or the
prospectus, or arise out of or are based upon the
omission or alleged omission to state therein any
material fact or any fact necessary to make the
statements therein, in light of the circumstances
under which they were made, not misleading, including
expenses reasonably incurred by them in connection
with investigating or defending or preparing to defend
any such action or claim, whether or not resulting in
any liability; provided, however, that the
indemnification by Company to Selling Agent and the
Selected Dealers and their control persons hereunder
shall not apply to the extent that any such loss,
claim, damage, liability, or expense arises out of or
is based upon an untrue statement or alleged untrue
statement or omission or alleged omission made in or
omitted from the Registration Statement  or the
prospectus or any blue sky application ("Application")
in reliance upon and in conformity with information
furnished to Company in writing by Selling Agent or
the Selected Dealers expressly for use therein.  This
indemnity agreement shall be in addition to any
liability which Company may otherwise have.
10.2	Selling Agent agrees to indemnify and hold
harmless Company, its directors, its officers who sign
the Application and any person controlling Company' to
the same extent as the foregoing indemnity from
Company to Selling Agent, but only with reference to
information furnished in writing by Selling Agent or
the Selected Dealers expressly for inclusion in, or
exclusion from the Registration Statement, and actions
taken by Selling Agent or the Selected Dealers in
connection with the offer and sale of the Shares in
breach of this Agreement and without the knowledge or
participation of Company.  This indemnity agreement
shall be in addition to any liability, which Selling
Agent may otherwise have.
10.3 Promptly after receipt by an indemnified party
under Subsections 10.l and 10.2 above of notice of the
commencement of any action, such indemnified party
shall, if a claim in respect thereof is to be made
against the indemnifying party, notify the
indemnifying party in writing of the commencement
thereof; but the omission so to notify the
indemnifying party shall not relieve it from any
liability which it may have to any indemnified party
otherwise than under this Section 10.  In case any
such indemnified party shall notify the indemnifying
party of the intent to participate in, and, to the
extent that it shall wish, jointly with any other
indemnifying party, similarly notified, to assume the
defense thereof, with counsel satisfactory to such
indemnified party and after notice from the
indemnifying party to such indemnified party of its
election so as to assume the defense thereof, the
indemnifying party shall not be liable to such
indemnified party under this Section 10 for any legal
or other expenses subsequently incurred by such
indemnified party in connection with the defense
thereof other than reasonable costs of investigation.
10.4	If the indemnification provided for in this
Agreement is unavailable by operation of law to any
person who would otherwise have been an indemnified
party hereunder in respect of any liabilities, losses,
damages, fees, costs, expenses, judgments,
settlements, penalties, fines, or interest charges
(including, without limitation, all legal, expert
witness and investigation costs), then the person who
otherwise would have been obligated to provide such
indemnification (the "Indemnifying Party") shall, in
lieu of indemnifying such person, contribute to the
maximum extent permitted by law to the amount paid or
payable by such person as a result of such losses,
claims, damages or liabilities (or actions in respect
thereof) in such proportion as is appropriate to
reflect the relative fault of the Indemnifying Party
on the one hand and such indemnified person on the
other hand in connection with the act or omission
which resulted in such liabilities, losses, damages,
fees, costs, expenses, judgments, settlements,
penalties, fines, or interest charges (including,
without limitation, all legal, expert witness and
investigation costs).
11.	Representation And Agreements To Survive
Delivery.
All representations, warranties, covenants,
indemnities and other agreements and statement of
Company and Selling Agent herein or in certificates
delivered pursuant hereto shall remain operative and
in full force and effect, regardless of any
investigation (or any statements as to the results
thereof) made by or on behalf of Selling Agent or any
controlling person of Selling Agent, or by or on
behalf of Company, and shall survive any termination
of this Agreement or the sale and delivery of any
Shares sold hereunder.
12.	Termination; Non-Exclusivity.
12.1	This Agreement may be terminated by Company or
Selling Agent at any time upon ninety days written
notice to the other party.  Notwithstanding the
foregoing, in the event the Company terminates this
Agreement, or this Agreement became non-exclusive
pursuant to the provisions of Section 12.2 below
(either such event referred to herein as a
"Termination Event"), Selling Agent shall still be
entitled to receive the commissions referred to in
Section 2 with respect to any sales of Shares made by
the Company within 12 months of such Termination Event
if and to the extent such sales are made to investors
with whom the Selling Agent was primarily responsible
for developing a relationship with.
12.2	Notwithstanding any provision herein to the
contrary, the parties agree that the Company's sole
recourse against the Selling Agent for the Selling
Agent's failure to use its commercially reasonable
efforts to obtain subscriptions for the Shares shall
be the right of the Company to unilaterally appoint
additional selling agents (i.e., the Selling Agent
shall no longer be the Company's exclusive selling
agent).  The parties also agree that commercially
reasonable efforts to obtain subscriptions for the
Shares include the diligent pursuit of leads that the
Selling Agent in its sole discretion deem to be worth
pursuing under all of the circumstances, including the
cost to pursue such leads.
12.3	Notwithstanding any provision herein to the
contrary, this Agreement shall not become effective
unless and until Selling Agent has notified the
Company of the receipt by Peter Sharma of all licenses
necessary for him to act as a Registered
Representative of a broker/dealer.
13.	General Provisions.
13.1	Survival of Representations, Warranties and
Agreements.  Notwithstanding any investigation
conducted or notice or knowledge obtained by or on
behalf of any party hereto, the representations and
warranties in this Agreement shall survive the
execution of this Agreement.
13.2	Modification; Waiver.  No modification of or
amendment to this Agreement shall be valid unless in a
writing signed by the parties hereto referring
specifically to this Agreement and stating the
parties' intention to modify or amend the same.  Any
waiver of any term or condition of this Agreement must
be in a writing signed by the party or parties sought
to be charged with such waiver referring specifically
to the term or condition to be waived, and no such
waiver shall be deemed to constitute the waiver of any
other breach of the same or of any other term or
condition of this Agreement.
13.3	Captions.  The headings of the sections of this
Agreement are intended solely for convenience of
reference and are not intended and shall not be deemed
for any purpose whatever to modify or explain or place
any construction upon any of the provisions of this
Agreement.
13.4	Legal Counsel.  Each party to this Agreement has
had access to legal counsel in connection with the
negotiation of the terms of this Agreement.
13.5	Governing Law.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF
CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW AND
CHOICE OF LAW PROVISIONS THEREOF.
13.6	Severability of Provisions.  If a court or an
arbitrator of competent jurisdiction holds any
provision of this Agreement to be illegal,
unenforceable or invalid in whole or in part for any
reason, such provision shall be adjusted rather than
voided, if possible to achieve the intent of the
parties to the extent possible, and in any event the
validity and enforceability of the remaining sections
shall not be affected unless an essential purpose of
this Agreement would be defeated by the loss of the
illegal, unenforceable, or invalid provision.
13.7	Word Usage.
Unless the context clearly requires otherwise,
(i) the plural and singular numbers shall each be
deemed to include the other; (ii) the masculine,
feminine and neuter genders shall each be deemed to
include the others; (iii) "shall," "will," or "agrees"
are mandatory, and "may" is permissive; (iv) "or" is
not exclusive; and (v) "includes" and "including" are
not limiting.
13.8	Arbitration.  Any controversy or claim arising
out of or relating to the terms of this Agreement, or
otherwise related to the compliance by either party
with its obligations hereunder, shall be settled by
binding arbitration in Los Angeles County, California.
The arbitration shall be conducted by the American
Arbitration Association, whose rules applicable to
commercial disputes shall be in force, and judgment on
the award rendered by the arbitrator(s) may be entered
by any court having jurisdiction thereof.  Any party
to this Agreement may submit to arbitration any
controversy or claim hereunder.  The parties hereto
agree that Los Angeles County, California is the
proper venue for the arbitration of any dispute among
the parties hereto.
13.9	Binding Effect.  This Agreement shall be binding
upon, and inure to the benefit of, the parties hereto
and their respective representatives, successors,
heirs and assigns.  However, except as otherwise
expressly provided herein, this Agreement is not for
the benefit of any person not a party hereto or
specifically identified as a beneficiary herein, and
is not intended to constitute a third party
beneficiary contract.
13.10	Assignment.  This Agreement and each party's
rights hereunder may not be assigned without the prior
written consent of the other parties.
13.11	Costs and Attorney's Fees.  In any
litigation, arbitration or other proceeding by which
one party either seeks to enforce its rights under
this Agreement (whether in contract, tort, or both) or
seeks a declaration of any rights or obligations under
this Agreement, the prevailing party shall be awarded
reasonable costs and expenses, including reasonable
attorneys' fees, to resolve the dispute and to enforce
the final judgment.
13.12	Counterparts.  This Agreement may be
executed in any number of counterparts, each of which
shall be deemed to be an original and all of which
together shall be deemed to be one and the same
instrument.
13.13	Entire Agreement.  This Agreement
constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

REED'S INC.,
A Delaware corporation

By: /s/Christopher Reed
Christopher Reed, President

Blue Bay Capital
A Washington corporation

By: /s/Dale Garnett
Dale Garnett, President

EXHIBIT 3.3

AMENDMENT TO BYLAWS


Article II, Section 7 of the Bylaws of the Company has been amended to read in its entirety as follows:

SECTION 7.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
Newly created directorships and vacancies on the Board of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

EXHIBIT 5.1

EDWARD T. SWANSON
Attorney At Law
1135 17th Street, Suite E
Santa Monica, California 90403
Phone: (310) 283-1035       Fax: (310) 828-6138
Email: etswanson@att.net

April 25, 2002

Reed's, Inc.
13000 South Spring Street
Los Angeles, California

Gentlemen:

This opinion is issued to Reed's, Inc. (the "Company") in connection with the proposed offering and sale of up to 3,000,000 shares of the Company's Common Stock which are the subject of the Company's Registration
Statement on Form SB-2, Registration No. 333-72198, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933. Such shares are hereinafter referred to as the "Shares."

In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the issuance by any necessary regulatory authorities of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares in their respective jurisdictions; the Registration
Statement being declared effective; the offering and sale of the Shares in the manner set forth in the Registration Statement and pursuant to said permits, consents, approvals, authorizations and orders; and the receipt by the Company of the consideration for the Shares as described in the Registration Statement.
We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

Based upon the foregoing, it is our opinion that the Shares will be, when issued, legally issued, fully paid and non-assessable.

This opinion is issued solely in connection with the offering and sale of the Shares, and no one has the right to rely upon it for any other purpose without our written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to us under the heading
"Legal Matters."

Sincerely,



/s/ Edward T. Swanson, Esq.

EXHIBIT 10.2

B R E W I N G   A G R E E M E N T

THIS AGREEMENT, dated and effective as of May 15th, 2001, by and between ORIGINAL BEVERAGE CORPORATION,
(hereinafter referred to as "Reed's"), a Florida corporation located at 28926 Boniface Drive, Malibu,
California, and THE LION BREWERY, INC., (hereinafter referred to as "The Lion"), a Pennsylvania corporation, located at 700 N. Pennsylvania Avenue,
Wilkes-Barre, Pennsylvania 18705.

W I T N E S S E T H :

WHEREAS, The Lion is engaged in the brewing, production and bottling of alcoholic malt and non-alcoholic beverages at its production facility located in Wilkes-Barre, Pennsylvania (hereinafter referred to as "Plant"); and

WHEREAS, Reed's has certain rights to the use of trademarks and tradenames of products known as Reed's
Original Ginger Brews, Virgil's Root Beer and China
Cola and Cherry Cola (hereinafter referred to as "Products") as more fully set forth on Exhibit "A" hereto; and

WHEREAS, Reed's desires The Lion to brew/produce, bottle, and package the Products on its behalf (as well as other such products as may be added from time to time).

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, the parties hereto intending to be legally bound agree as follows:

	I.	PRODUCTION
The Lion shall brew/produce, bottle and package such
quantities under the trademark as Reed's may specify
from time to time in accordance with Article II
hereof.
Reed's grants to The Lion the limited right to use its
corporate name solely for purposes of bottling and
registration of the Products.  This right is limited
in duration to the duration of this Agreement or any
extension hereof.  Reed's agrees to furnish The Lion
in writing with the formulations, process
descriptions, packaging specifications and related
technical information necessary for the fulfillment of
this Agreement.  This information is considered to be
trade secrets of Reed's and shall remain the exclusive
property of the Reed's.  The Lion agrees to keep the
information on such material confidential, and to
restrict the disclosure thereof to those of its
employees directly and necessarily concerned with the
production of the Products.  The Lion also agrees that
it will not disclose such information to any third
parties without the prior written authorization of
Reed's.
In order to preserve the value and reputation of the
trademark and to assure that the Products will be of
highest quality and uniformity, The Lion agrees that
it shall:
Comply with all applicable laws, regulations and
ordinances pertaining to the operation of the
brewing/producing and packaging facilities.  It shall
maintain the Plant in a clean and sanitary condition
consistent with "good manufacturing practices".
Grant an authorized person of Reed's the right to be
present during any production run of the Products.  An
authorized person of Reed's shall also have the right,
during regular business hours and upon reasonable
notice, to inspect the plant where the Products are
produced, bottled, packaged and stored; and any
property or characteristics of The Lion are deemed
confidential and proprietary of The Lion and shall be
treated as such and not disclosed or utilized by any
authorized person.
The Products shall be manufactured, brewed and
packaged in accordance with the written instructions
of Reed's.
In order to assure quality control, The Lion shall
apply an identification code on each case and bottle
indicating date of production.
(e)	The Lion shall maintain at all times, in full
force and effect for the benefit of Reed's and itself, general liability insurance coverage, applicable to the Products, including broad form vendor's coverage and product liability insurance in an amount not less than Two Million ($2,000,000.00) Dollars. The Lion shall furnish Reed's with a certificate of insurance evidencing that it has such insurance coverage upon the execution of this Agreement and furnish Reed's with evidence of such insurance coverage on an annual basis thereafter.

PRODUCTION SCHEDULING
Reed's shall submit written orders for Products at
least four  (4) weeks prior to required packaging
date.  The Lion will package the Products within four
(4) weeks of the receipt of such order, assuming all
materials are on hand to produce one week before
production.  This includes the materials that are the
responsibility of Reed's to have the same delivered to
The Lion.
See Exhibit "A" for minimum production run per
Product.
(2)	All Products shall be loaded and delivered to a
public warehouse in Wilkes-Barre, Pennsylvania at the completion of production, with the cost of shipping the products to be borne exclusively by The Lion.

III.	BREWING AND PACKAGING MATERIALS
The Lion shall maintain on hand a sufficient supply of brewing and packaging materials required that are not supplied by Reed's, except flavoring, to manufacture the Products and fill orders. All flavorings are the responsibility of Reed's. Reed's will be responsible for all excess packaging (crowns, basket carriers, labels, corrugated).
The Lion shall package the Products in particular forms and packages described in Exhibit "B".

IV.	PRICE/PAYMENT
(a)	Reed's hereby agrees to pay The Lion a fee for
all Products ordered by Reed's and processed by The
Lion for such price as set forth in Exhibit "B".
(1)	All payments for packaging items for Reed's that
is paid for by The Lion are to be received within
fifteen (15) days.
(2)	All payments for Products shall be made within
thirty (30) days of receipt of invoice detailing production.

V.	REPRESENTATION AND WARRANTIES OF REED'S
Reed's represents and warrants to The Lion that no trademark, tradename or design used on the Products and specified by Reed's shall infringe upon the rights of any third party, and Reed's will indemnify and save harmless The Lion from any claims, demands, suit, cause of action or damages, including, but not limited to, counsel fees for violations thereof.
Reed's agrees that it will provide The Lion with minimum orders of at least 150,000 cases (of brewed sodas) annually or all of its production requirements in the United States east of the Mississippi River.
In the event that Reed's seeks to have its products produced west of the Mississippi, The Lion has the option to meet any competitive offer. As consideration of adjusting the prices for Virgil's and China Cola, it is agreed The Lion will be the sole producer for any soda products Reed's requires or purchases east of the Mississippi.
It is mutually agreed by both parties that:
It is not the intent of The Lion to terminate this Agreement for just cause except for non-payment and still obligate Reed's for recycled glass as outlined in Paragraph V, Section (b).
It is not the intent of Reed's to terminate this Agreement for just cause and not utilize the recycled glass as outlined in Paragraph V, Section (b).
In the event of termination by either party without just cause, it is understood that in The Lion's case, Reed's will not be obligated to the recycled glass and in Reeds case, Reed will use and/or pay for the inventory of recycled glass.

VI.	TERM
This Agreement shall be for an initial term of two (2) years beginning as of the date of the execution of this Agreement and ending two (2) years from that date.
This Agreement shall automatically renew itself for a like term (i.e., two (2) years), unless either party gives to the other at least ninety (90) days written notice prior to the termination date of the initial term of its intention to terminate the Agreement, and the Agreement shall continue to renew itself for like terms unless either party gives ninety (90) days written notice to the other prior to the termination date of any subsequent term of its intention to terminate the Agreement at the end of said term.
However, should Reed's exercise the termination notice, Reed's will be responsible for recycled glass purchased by The Lion for the production of the Product as stated in letter dated April 14, 1999, which is attached hereto and incorporated into this Agreement.
If Agreement is terminated by Reed's, Reed's shall use up the recycled glass inventory (volume as outlined below) in their normal course of business, and not move production until recycled glass is depleted or, at Reed's option, pay for the remaining inventory.
Reed's agrees that it will be responsible for the cost of at least eight (8) months of recycled glass
(Beck's) inventory. The cost of recycled glass bottles as of January 1, 2001 is $1.05/case, as is.
The volume of glass will be determined by the average case sales per month for the past calendar year, but in no event less than 200,000 cases or whatever the actual inventory is at such time, which ever is lesser.

VII.	TERMINATION
Termination by Reed's
In the event the Lion shall fail to perform any of its
obligations under this Agreement and such failure is
not corrected within thirty (30) days after date of
written notice to The Lion specifying the nature of
such failure, this Agreement shall terminate.
Termination by The Lion
In the event Reed's shall fail to perform any of its
obligations under this Agreement, The Lion may notify
Reed's in writing of such determination, whereupon
Reed's shall have thirty (30) days within which to
remedy the failure.  If Reed's refuses to or fails to
remedy the failure, The Lion may give further notice
to Reed's terminating this Agreement effective as of
the date of receipt of such further notice.  This
provision shall not relate to the obligations of
Reed's as regard to the provisions for payment.
(c)	Events Following Upon Termination
Upon termination:
The Lion will immediately cease all production.
All obligations of either party shall be adjusted up
to and including the date of termination; provided,
however, that upon termination, Reed's shall purchase
at the applicable Purchase Price, all Products and all
packaging which comply with the specifications and
which are in storage or in process at the Plant or any
bonded warehouse.
The Lion will return all unused packaging materials
that Reed's had purchased for production use.  Reed's
shall purchase at cost any unused packaging materials
The Lion had purchased specifically for production of
Reed's Products.  The Lion shall return all equipment
owned by Reed's and all confidential materials that
are the property of Reed's.
Miscellaneous
It is agreed by and between the parties that The Lion
shall act as an independent contractor in the
performance of its duties and obligations set forth
herein and shall not, under any circumstances, be
considered an agent for Reed's.  The relationship
between the parties is solely that set forth in this
Agreement and no representations or warranties shall
be made by either party to any third person or party
to the contrary.
The Lion shall use its best efforts to cause
production of the Products to be completed in a timely
fashion as soon after receipt of Reed's order as is
reasonably practical, delays, incident to riots,
sabotage, fire, floods, differences with workmen,
insurrections, acts of God, wars, governmental acts,
difficulties with contractors or suppliers, or other
force majeure excepted.  During such periods, Reed's
has the right to have its Products brewed/produced at
another facility.
No waiver by either party of a breach of the
obligations, agreements or covenants herein set forth
shall be a waiver of any subsequent breach or any
other obligation, agreement or covenant, nor shall any
forbearance by any party to seek a remedy for any
breach by the other be a waiver by such party of its
rights and remedies with respect to that or any other
breach.
Any dispute, difference, or controversy arising in
connection with this Agreement shall be determined by
arbitration in Wilkes-Barre, Pennsylvania, in
accordance with the rules for commercial arbitration
of the American Arbitration Association.  The
determination of the arbitrators shall be final,
conclusive, and binding upon the parties hereto, and
judgement thereon may be entered in any court having
jurisdiction thereof.  It is agreed by the parties
that this Agreement shall be maintained pending
completion of arbitration, unless otherwise agreed to
in writing, for any reason other than termination due
to non-payment.
This Agreement may not be amended except by an
instrument in writing signed by the parties.
(6)	This Agreement constitutes a single integrated,
written contract expressing the entire agreement of
the parties hereto relative to the subject matter
hereof.  No  other covenants, agreements,
representations, or warranties of any kind whatsoever
have been made by any party hereto, except as
specifically set forth in this Agreement.  All prior
discussions and negotiations have been and are merged
and integrated into, and are superseded by, this
Agreement except as noted above.
(7)	In the event that any provision of this Agreement
should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.



ATTEST:					Original Beverage
Corporation


____________________			By: /s/ Christopher
Reed
Secretary



ATTEST:					THE LION BREWERY, INC.


____________________			By: /s/ Charles E.
Lawson
Secretary					     Charles E. Lawson,
President

EXHIBIT 10.3
SALES AND MARKETING AGREEMENT

This Sales and Marketing Agreement (the "Agreement")
is made as of this        day of April 1997, between
Original Beverage Corporation, a Florida corporation
(hereinafter referred to as "OBC"), and Malibu Teas, Inc., a California corporation (hereinafter referred to as "Malibu").

Recitals

A.	Malibu is the owner of the formula for and
manufacturer of a bottled herbal beverage	known as
"Malibu Teaz" (the "Product").

B.	OBC is the owner, manufacturer and marketer of
certain soft drinks and other products.

C.	OBC desires to market the Product, and Malibu
desires to license the Product to OBC, on 	the terms
and conditions as set forth herein.

Agreement

The parties agree as follows:

1. Grant of License.

	1.1	License.  Subject to the terms and
conditions contained in this Agreement, Malibu hereby grants to OBC an exclusive, non-transferable, license
(the "License") to manufacture, or cause to be manufactured, and to market the Product and any improvements and enhancements to the Product provided by Malibu during the term of this Agreement and any renewals; provided, however, that Malibu shall have the right to assist OBC in marketing the Product in accordance with the terms of this Agreement. All decisions regarding the pricing of the Product and any promotions for the Product shall be by the mutual consent of OBC and Malibu, provided, however, that Malibu shall not unreasonably withhold its consent with respect to any such matter. Any losses incurred by OBC in the manufacture and marketing of the Product will be the sole responsibility of OBC.

	1.2	OBC's Covenants.  As a condition to Malibu
entering into this Agreement, OBC represents, warrants and agrees (i) not to modify the formula or artwork for the Product without the consent of Malibu; (ii) to use reasonable efforts in the marketing of the Product, including without limitation obtaining orders and manufacturing at OBC's expense the quantities necessary to meet orders; (iii) that OBC will not manufacture or market any bottled herbal beverage similar to the Product for three years after the termination of this Agreement; (iv) during the term of this Agreement to maintain a product liability insurance policy in an amount of not less than $5 million; and (v) to keep Malibu informed as to any problems encountered with the Product and any resolutions arrived at for those problems.

	1.3	Title.  Nothing contained in this Agreement
shall directly or indirectly by construed as an assignment or grant to OBC of any right, title or interest in and to the copyrights, patents or trade secrets of the Product, except for the License granted to OBC as expressly provided in this Agreement.

2. Term and Termination.

	2.1	Term.  This Agreement and the License shall
have an initial term of one year commencing as of May
1, 1997, provided, however, that if (i) Profits (as hereinafter defined) with respect to the Product are not less than $25,000 for such initial term, The
Agreement shall automatically renew for an additional one year term, (ii) gross revenues from the sale of the Product during the second one year term (if any) are not less than $50,000, then the Agreement shall automatically renew for an additional one year term, and (iii) thereafter, if Malibu received royalties pursuant to this Agreement for the one year term then concluding in an amount of not less than $75,000, then the Agreement shall automatically renew for an additional one year term.

	2.2	Termination.  Either party may terminate
this Agreement on 60 days' notice in the event of default by the other party of any of its obligations hereunder, provided (i) the defaulting party receives written notice of termination containing a reasonably detailed description of the default and (ii) the defaulting party fails to cure such default within 60 days of receiving such notice.

	2.3	Effect of Termination.  Upon the termination
of this Agreement, the License shall immediately terminate and OBC shall immediately discontinue manufacturing and marketing the Product, except that OBC shall have the right to fulfill any orders previously accepted.

3.  Order, Shipment and Record keeping.

   	3.1	Order and Shipment. OBC shall process all
orders for the Product through its normal order entry process, and shall use such shipment procedures as OBC reasonably deems appropriate.

	3.2	Record keeping.  OBC shall maintain a file
of all of its customers to which the Product has been shipped, and of all expenses incurred in connection with the manufacture, shipping and marketing of the Product. OBC shall permit Malibu or her representative to examine and audit such records and any related records during reasonable business hours.

	4.  Certain Representations, Warranties, and
Covenants of Malibu. Malibu hereby represents, warrants and covenants to OBC as follows:

            4.1	Title to Product.  Malibu owns all
right, title and interest in and to the Product, including without limitation the formula for the Product and all trademarks associated with the Product.

            4.2	Availability of Common Stock;
Valid Issuance. Malibu will at all times reserve and keep available out of its authorized capital stock, solely for issuance pursuant to Section 5.5 of this Agreement, such number of shares of Common Stock as shall be issuable pursuant to this Agreement, Such shares, when issued, shall be duly and validly issued, fully paid and nonassessable.

5.  Fees and Payments.

	5.1	Product License Fee.  In consideration for
the License granted by Malibu to OBC pursuant to this Agreement, Malibu shall be entitled to fifty percent
(50%) of all Profits (as hereinafter defined) from the sale of the Product.

	5.2	Profits.  For purposes of Section 5.1 above,
"Profits" shall be actual revenues from sales minus actual expenses of OBC in effecting or causing the manufacture, marketing and shipment of the Product, including reasonable overhead, but shall not include any expenses incurred by Malibu in connection with the marketing of the Product and shall not include any portion of the salary or other compensation paid by OBC to Christopher Reed.

	5.3	Product Liability Insurance.  OBC shall
maintain product liability insurance with respect to the Property, the cost of which shall be considered an expense of manufacturing, marketing and shipping the Product.

	5.4   	Special Expenses.  Any special expenses
related to the Product which are out of the ordinary course of business shall be agreed upon in advance by both parties and shall be shared equally by both parties unless otherwise agreed.

	5.5	Equity Interest in the Product.  In partial
consideration for OBC agreeing to manufacture and market the Product pursuant to this Agreement, Malibu hereby agrees to issue to OBC shares of Malibu Common
Stock at the times and in the amounts indicated below:

When gross sales of the Product total at least
$1,000,000                                         20%

For gross sales in excess of $1,000,000 but less than
$2,000,000                          an additional 1.5%
                                     for each $100,000
                                     of gross sales in
                                  excess of $1,000,000
                                   up to an additional
                                                   15%

For gross sales in excess of $2,000,000 but less than
$4,000,000                          an additional 0.5%
                                     for each $100,000
                                     of gross sales in
                                  excess of $2,000,000
                                   up to an additional
                                                   10%

In each instance, the percent shown shall mean the number of shares of Malibu Common Stock sufficient to represent such percent of the total number of shares of Malibu Common Stock outstanding (assuming that all options and warrants then outstanding have been exercised and any shares issuable upon conversion of any debt or other instrument or security have been issued) immediately after such issuance. Such shares shall be issued promptly after gross sales achieve the specified level, and shall be deemed for all purposes to have been issued as of such date whether or not certificates therefor actually have been delivered to OBC. The amount of shares, if any, to be issued shall be determined at the end of each year of the Agreement.

OBC acknowledges that the shares issuable pursuant to this Section 5.5 (the "Restricted Securities") have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws. OBC represents and warrants that it is acquiring the Restricted Securities solely for its own account and interest and not with a view to distribute them to the public. OBC understands and agrees that unless the Restricted Securities either are registered under the Act or are disposed of in transactions for which exemptions from such registration are available, OBC must continue to own and hold the Restricted
Securities for its own account and interest indefinitely. OBC further understands that whether an exemption from the registration requirements of the Act will be available for such future transactions as it may propose will depend upon the nature of each such transaction, the pertinent surrounding facts and circumstances then extant, and the then applicable law. Any certificate evidencing the Restricted
Securities shall bear a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN
ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE
SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT
AND ANY APPLICABLE STATE SECURITIES LAW.

Malibu hereby agrees to execute such documents and to take such action as may be necessary or reasonably requested by OBC to implement and confirm the foregoing grant.

OBC and Malibu recognize and agree that there is no adequate remedy at law for a breach of this Section
5.5, that such a breach would irreparably harm the other party and that the damage party is entitled to equitable relief (including, without limitation, specific performance) with respect to any such breach or potential breach in addition to any other remedies.

6. Title; Infringement.

Malibu warrants and represents that it has good title to the Product. Malibu agrees to indemnify and hold
OBC, its affiliates harmless against any claim, loss, liability or damage based on a claim that the Product or any materials furnished by Malibu hereunder infringe on any U.S. patent or copyright, trade secret or similar property right. OBC shall give Malibu prompt written notice of any such claim. Malibu shall have the right to have sole control of the defense of any such action and all negotiations for its settlement or compromise.

If the use of the Product or any information or material furnished hereunder is enjoined and Malibu is not able reasonably either to procure for OBC the right to continue such use or to modify the Product so that it no longer infringes any such right, Malibu will compensate OBC for any costs or expenses directly attributable to any such injunction.

7. Confidentiality.

	7.1	Confidentiality of Disclosures.  In the
course of performing this Agreement, Malibu and OBC may disclose to each other information concerning their respective inventions, confidential know-how, copyrights and trade secrets, as may be necessary to further the purposes of this Agreement. All such inventions, confidential know-how and trade secrets disclosed hereunder shall remain the sole property of the party disclosing them and the receiving party shall have no interest in or rights with respect thereto except as expressly set forth in this Agreement. The foregoing restrictions shall survive the termination, expiration, or cancellation of this Agreement.

	7.2	Nondisclosure Obligations.  Malibu and OBC
each agrees to take all reasonable precautions to prevent any unauthorized disclosure of such confidential information. The foregoing restrictions on disclosure shall survive the termination, expiration or cancellation of this Agreement but shall not apply to any information which: (i) is in the public domain as of the date of receipt by the receiving party; (ii) hereafter becomes known to the public through no fault of the receiving party; (iii) is in the possession of the receiving party at the time of disclosure; (iv) is subsequently obtained by the receiving party from an independent, third-party source having no obligation of confidentiality directly or indirectly to the disclosing party; or (v) the disclosure of which is required by law.

	7.3	Injunctive Relief.  OBC and Malibu recognize
and agree that there is no adequate remedy at law for a breach of this Section 7, that such a breach would irreparably harm the other party and that the damage party is entitled to equitable relief with respect to any such breach or potential breach in addition to any other remedies.

8. Right of First Refusal.

During the term of this Agreement, if either (i)
Malibu decides to sell all or substantially all of its rights in and to the Product, either directly or by means of a sale of assets, a sale of stock, or otherwise, or (ii) OBC decides to sell all or substantially all of its assets, in each instance whether in the form of the sale of assets, a sale of stock, or otherwise, then in such event the party proposing to make such sale (the "Selling Party") shall give to the other party (the "Remaining Party") written notice of such proposed sale, setting forth the terms of such proposed sale, not less than sixty
(60) days prior to such sale, and the Remaining Party shall have the right and option, for a period of thirty (30) days after receiving such written notice, to purchase the assets, stock, or other property being sold on the same terms and conditions. The
Remaining Party shall give written notice to the Selling Party of its exercise of such right and option not later than thirty (30) days after receipt of the notice from the Selling Party.

9. Relationship of the Parties.

The relationship between Malibu and OBC under this Agreement is intended to be that of licensor and licensee. Nothing in this Agreement is intended to be construed so as to constitute OBC and Malibu as partners or joint venturers, or either party hereto as the employee or agent of the other party hereto, or the employees or agents of either party hereto as employees or agents of the other party hereto. Except as expressly set forth herein, neither party hereto has any express or implied right or authority under this Agreement to assume or create any obligations in behalf of or in the name of the other party hereto or to being the other party hereto to any contract, agreement or undertaking with any third party.

10. Waiver of Performance.

A failure of either party hereto at any time to require performance by the other party hereto of any provision of this Agreement required to be performed by such the party will in no way affect the right of the first party to require such performance at any time thereafter. The waiver by either party hereto of a breach by the other party hereto of any provision of this Agreement will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

11. Miscellaneous.

	11.1	Applicable Law.  This Agreement will be
governed by and construed and interpreted in accordance with the laws of the State of California.

	11.2	Arbitration.  Except as provided in Sections
5.5 and 7.3, any controversy or claim arising out of or relating to this Agreement, or otherwise related to the compliance by either party with its obligations hereunder, shall be settled by binding arbitration in Los Angeles County, California in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Either party may submit the controversy or claim to arbitration. The prevailing party in such action shall be entitled, in addition to any other relief awarded by the arbitrator(s), to such reasonable attorneys' fees as the arbitrator(s) may award. The fee charged by the arbitrator(s) shall be paid by the party against whom the arbitrator(s) rules.

	11.3	Assignment.  Neither this Agreement nor any
right hereunder may be assigned by either party in whole or in part, except to a successor to substantially all the assets or business of such party, without the express written consent of the other party, which consent may not be unreasonably withheld.

	11.4	Headings.  The headings contained in this
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

	11.5	Successors and Assigns.  This Agreement will
be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

	11.6	Notices.  All notices in connection with
this Agreement shall be in writing and shall be sent to the addresses given below or to such other addresses as the parties may hereafter specify, in person, by first-class mail, telex or by telecopier or other similar facsimile transmission. Such notices shall be deemed given (i) when delivered to a party, or (ii) three days after mailing by prepaid first-class mail:

(i) If to Malibu Teaz:

10627 Regent St.

Los Angeles, CA 90034

Attention: Donna Hahn, President

(ii)  If to OBC:

Original Beverage Corporation
1926 Old Topanga Canyon Road
Topanga, California 90290
Attention: Christopher Reed, President

	11.7	Entire Agreement.  This Agreement
constitutes the entire understanding and agreement of the parties hereto with respect to the specific subject matter of this Agreement, and supersedes all prior agreements or understandings, written or oral, between the parties hereto with respect to the specific subject matter of this Agreement. This
Agreement may not be amended except by a written instrument signed by the parties hereto.

	11.8	Severability.  If any provision of this
Agreement is declared by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

	11.9	Modification and Waiver.  This Agreement and
any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

	11.10	Execution in Counterparts.  This
Agreement may be executed in several counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument, and will become effective when there exist copies of this Agreement which, taken together, bear the authorized signatures of Malibu and OBC.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized agents as of the date first above written.

MALIBU TEAZ, INC.

By  /s/ Donna Hahn

      Its  President

ORIGINAL BEVERAGE CORPORATION

By  /s/ Christopher J. Reed

      Its  CEO

EXHIBIT 23.1

CONSENT OF INDPENDENT AUDITORS

To the Stockholders and Directors of
Reed's, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Form SB-2 of our report dated March 21, 2002 relating to the financial statements of Reed's, Inc., as of December 31, 2001 and for the years ended December 31, 2001 and 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Sprayberry, Barnes, Marietta & Luttrell
Bakersfield, California
May 2, 2002
<END>